ASSIGNMENT OF MANAGEMENT AGREEMENT AND

SUBORDINATION OF MANAGEMENT FEES

THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (“Assignment”) is made as of the ____ day of August, 2006, by EVEREST BAYBERRY, LP, a California limited partnership, having its principal place of business at c/o Everest Properties, 199 S. Los Robles Avenue, Suite 200, Pasadena, California 91101 Attn: W. Robert Kohorst (“Borrower”), to LEHMAN BROTHERS BANK, FSB, a federal stock savings bank, having an address at c/o Lehman Brothers, Inc., 1000 West Street, Wilmington, Delaware 19801 (“Lender”), and is acknowledged and consented to by WINBURY REALTY OF K.C., INC., a Missouri corporation having its principal place of business at 4520 Main Street, Suite 1000, Kansas City, Missouri 641 11 (“Agent”), for the benefit of Lender.

RECITALS:

A.        Borrower, by its promissory note of even date herewith given to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), is indebted to Lender in the principal sum of Three Million One Hundred Twenty-Five Thousand and 00/100 Dollars ($3,125,000.00) in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Note (the indebtedness evidenced by the Note, together with such interest accrued thereon, shall collectively be referred to as the “Loan”), principal and interest to be payable in accordance with the terms and conditions provided in the Note.

B.        The Loan is secured by, among other things, the Security Instrument (as defined in the Note), which grants Lender a first lien on the property encumbered thereby (the “Property”).

C.        Pursuant to a certain Management Agreement dated March 15, 2005, between Secured Investment Resources Fund, LP II, a Delaware limited partnership, and Agent assigned to Borrower pursuant to an Assignment of Management Agreement dated even date herewith (“Assignment”) (collectively the “Management Agreement”) (a true and correct copy of which Management Agreement and Assignment are attached hereto as Exhibit “A-1 and A-2” respectively), Borrower employed Agent exclusively to rent, lease, operate and manage the Property and Agent is entitled to certain management fees (the “Management Fees”) thereunder.

D.        Lender requires as a condition to the making of the Loan that Borrower assign the Management Agreement and subordinate its interest in the Management Fees in lien and payment to the Security Instrument as set forth below.

AGREEMENT:

For good and valuable consideration the parties hereto agree as follows:

1.         Assignment of Management Agreement. As additional collateral security for the Loan, Borrower hereby conditionally transfers, sets over and assigns to Lender all of Borrower’s right, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Lender’s option, in the event of a default by Borrower under the Note, the Security Instrument or any of the other Loan Documents (as defined in the Note) and the failure of Borrower to cure such default within any applicable grace period.

2.         Subordination of Management Fees. The Management Fees and all rights and privileges of Agent to the Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects in lien and payment to the lien and payment of the Security Instrument, the Note, and the other Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Lender thereunder.

3.         Termination. At such time as the Loan is paid in full and the Security Instrument is released or assigned of record, this Assignment and all of Lender’s right, title and interest hereunder with respect to the Management Agreement shall terminate.

4.         Estoppel. Agent represents and warrants that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned with respect to the Property, (b) neither Agent nor Borrower is in default under any of the terms, covenants or provisions of the Management Agreement with respect to the Property and Agent knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement with respect to the Property, (c) neither Agent nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement with respect to the Property and (d) the Management Fees and all other sums due and payable to the Agent under the Management Agreement have been paid in full with respect to the Property.

5.         Borrower’s Covenants. Borrower hereby covenants with Lender that during the term of this Assignment: (a) Borrower shall not transfer the responsibility for the management of the Property from Agent to any other person or entity without prior written notification to Lender and the prior written consent of Lender, which consent may be withheld by Lender in Lender’s sole discretion; (b) Borrower shall not terminate or amend any of the terms or provisions of the Management Agreement without the prior written consent of Lender, which consent may be withheld by Lender in Lender’s sole discretion; and (c) Borrower shall, in the manner provided for in this Assignment, give notice to Lender of any notice or information that Borrower receives which indicates that Agent is terminating the Management Agreement or that Agent is otherwise discontinuing its management of the Property. Provided that it is commercially reasonable to do so, Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement while the Loan is outstanding.

6.         Agreement by Borrower and Agent. Borrower and Agent hereby agree that during such periods as an Event of Default (as defined in the Security Instrument) may exist during the term of this Assignment, at the option of Lender exercised by written notice to Borrower and Agent: (a) all rents, security deposits, issues, proceeds and profits of the Property collected by Agent, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums and repairs and maintenance) shall be applied in accordance with Lender’s written directions to Agent; (b) Agent shall not collect or be entitled to any Managers Fee or other fee or commission due under the Management Agreement; and (c) Lender may exercise its rights under this Assignment and may immediately terminate the Management Agreement and require Agent to transfer its responsibility for the management of the Property to a management company selected by Lender in Lender’s sole and absolute discretion.

7.	[INTENTIONALLY DELETED]

8.         Receipt of Management Fees. Borrower and Agent hereby agree that Agent shall not be entitled to receive any Management Fees or other fee, commission or other amount payable to Agent under the Management Agreement for and during any period of time that any Event of Default has occurred and is continuing; provided, however, that Agent shall not be obligated to (i) return or refund to Lender any Management Fee or other fee, commission or other amount already received by Agent prior to the occurrence of the Event of Default, and to which Agent was entitled under this Assignment, or (ii) render any services pursuant to the Management Agreement during any period in which the Agent’s right to receive Management Fees and other fees, commissions and other amounts payable to Agent under the Management Agreement has been suspended pursuant to this Assignment.

9.         Consent and Agreement by Agent. Agent hereby acknowledges and consents to this Assignment and agrees that Agent will act in conformity with the provisions of this Assignment and Lender’s rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from Agent in accordance with the provisions hereof, Agent shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated. Further, Agent hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Assignment; and (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) day prior written notice to Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.

10.        Lender’s Agreement. So long as no Event of Default shall have occurred and remain continuing, Lender agrees to permit any sums due to Borrower under the Management Agreement to be paid directly to Borrower.

11.       Governing Law. This Assignment shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located a d the applicable laws of the United States of America.

12.       Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Everest Bayberry, LP C/O Everest Properties 199 S. Los Robles Avenue, Suite 200 Pasadena, California 91101 Attention: W. Robert Kohorst
With a copy to	Sonnenschein Nath & Rosenthal LLP One Metropolitan Square, Suite 3000 St. Louis, Missouri 63102 Attention: Jennifer A. Marler
If to Lender:	Lehman Brothers Bank, FSB 399 Park Avenue, 8” Floor New York, New York 10022 Attention: John Herman
With a copy to:

NorthMarq Capital, Inc.

3500 American boulevard West, Suite 500

Bloomington, Minnesota 55431-4435

Attention: Servicing Manager

Oppenheimer Wolff & Donnelly LLP

Plaza VII

45 South Seventh Street

Minneapolis, Minnesota 55402-1609

Attention: Daniel R. Tyson

If to Agent:	Winbury Realty of K.C., Inc. 4520 Main Street, Suite 1000 Kansas City, Missouri 64111 Attention: Mike Conn, Chief Financial Officer

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 12, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

13.	No Oral Change. This Assignment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the patty against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

14.       Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Assignment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

15.       Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

16.       Headings, Etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

17.       Duplicate Originals: Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any patty hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

18.       Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

19.       Exculpation. Borrower’s obligations under this Assignment are subject to the provisions of Article 13 of the Security Instrument.

20.       Miscellaneous. Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year first written above.

BORROWER:
EVEREST BAYBERRY, LP,
a California limited partnership

By:	Millenium Bayberry, LLC, a California limited liability company, its General Partner

	By:	Millenium Management, LLC, a
California limited liability company
its Manager

	By:	/S/ W. ROBERT KOHORST
W. Robert Kohorst
	Its:	President

LENDER:
LEHMAN BROTHERS BANK, FSB, a federal stock savings bank

By:

Its:

AGENT:
WINBURY REALTY OF K.C. INC.,
a Missouri corporation

By:	/S/ Mike Conn
Mike Conn
Its:	Chief Financial Officer

EXHIBIT “A”

MANAGEMENT AGREEMENT

PROPERTY MANAGEMENT AGREEMENT

BAYBERRY CROSSING

This PROPERTY MANAGEMENT AGREEMENT (the “Agreement”) is dated as March 15, 2005 between SECURED INVESTMENT RESOURCES FUND, L.P.II, a Delaware limited partnership (“Owner”), and WINBURY REALTY OF K.C., INC., a Missouri corporation (“Manager”).

Owner owns the retail shopping center commonly known as Bayberry Crossing, located at 523 SE Melody Lane, Lee’s Summit, MO 64063 (the “Property”). Owner desires to engage Manager, and Manager desires to accept such engagement, to manage, lease, operate, and maintain the Property on the terms and subject to the conditions set forth herein.

THEREFORE, the parties agree as follows:

ARTICLE 1. COMMENCEMENT AND TERM

1.1       Commencement and Term. Manager’s duties and responsibilities under this Agreement shall begin on the date hereof (the “Start Date”) and shall terminate on the earlier of (i) the conveyance of the Property or any portion thereof, as to such conveyed portion thereof only, or (ii) termination as provided in Article 10.

ARTICLE 2. MANAGER’S RESPONSIBILITIES

2.1       Management. Manager shall manage, operate and maintain the Property in an efficient and economic manner and shall arrange the performance of everything reasonably necessary to accomplish the foregoing, subject to the budgets, policies and limitations provided to Manager in writing by Owner from time to time. Manager shall keep the Property clean and in good repair, shall promptly order and supervise the completion of such repairs as may be required and shall generally do and perform, or cause to be done or performed, all things necessary or desirable to ensure the proper and efficient management, operation, and maintenance of the Property. Manager shall perform all services in a diligent and professional manner. Additionally, Manager shall upon Owner’s request cooperate with any proposed purchaser of the Property, any proposed lender evaluating the Property as collateral or any broker named by Owner in connection with a sale or financing of the Property. Manager is hereby authorized to take any action with respect to the Property which Manager believes in good faith is necessary for Manager to comply with all laws, rules and regulations applicable to Manager, as a licensed real estate broker or otherwise, and, when possible, Manager agrees to provide advance notice to and consult with Owner about any such action that has not been previously authorized. Manager shall exercise reasonable efforts to comply with all directions or instructions from Owner pertaining to the Property.

2.2       Employees; Independent Contractor. All arrangements and agreements with employees or independent contractors working at the Property shall confirm that Owner has no obligation or relationship with respect to such employees or independent contractors. Manager shall comply with all applicable governmental requirements relating to worker’s compensation, liability insurance, Social Security, unemployment insurance, hours of labor, wages, working conditions, employment discrimination, and other employer-employee related matters and shall prepare and file all forms required in connection therewith. Manager shall obtain coverage of all employees who handle funds of Owner by fidelity bond or under a comprehensive crime insurance policy, each in amounts required by Owner and indemnifying Owner against loss, theft, embezzlement, or other fraudulent acts of Manager or its employees. Manager shall employ, directly or through third party contractors (e.g., an employee leasing company) all labor and employees required for the operation and maintenance of the property, it being agreed that all employees shall be deemed employees of Manager and not Owner. Owner’s insurance policies required hereunder shall not cover and the Owner shall not be liable for any wrong doing by Manager’s employees, any claims, costs, damages and liabilities, including but not limited to the defense of any claim or lawsuit arising out of the employment of any of the Manager’s employees. All approved costs and expenses associated with such employees (including, without limitation, wages and benefits) shall be costs of, billed to, and reimbursed by the Property.

2.3       Compliance with Laws. Manager shall comply with all governmental requirements relative to the performance of its duties hereunder and shall use diligent efforts to cause the Property to comply with all applicable governmental requirements.

(a)       Owner represents that it has no knowledge of any violations existing at or prior to the Start Date of any ordinances, laws, rules, regulations or orders (including, but not limited to, those relating to the disposal of solid, liquid and gaseous wastes or materials) of any city, county, state or federal government, or any public authority or official thereof, or of any court, having jurisdiction over it.

(b)       Except to the extent any existing violations resulted from the acts or omissions of Manager, Manager shall not have any responsibility or liability for violations existing at or prior to the Start Date of any ordinances, laws, rules, regulations or orders (including, but not limited to, those relating to the disposal of solid, liquid and gaseous wastes or materials) of any city, county, state or federal government, or any public authority or official thereof, or of any court, having jurisdiction over it, except to: (i) notify Owner promptly of any existing violations actually discovered by Manager: (ii) forward to Owner promptly any complaints, warning, notices or summonses received by it relating to such matters; and (iii) use diligent efforts to cure any such existing violations.

(c)       Manager shall have responsibility and, to the extent of its or its agents’ acts or omissions, liability for compliance of the Property and any of its equipment with the requirements of any and all ordinances, laws, rules, regulations or orders (including, but not limited to, those relating to the disposal of solid, liquid and gaseous wastes or materials) of any city, county, state or federal government, or any public authority or official thereof, or of any court, having jurisdiction over it on a going forward basis. Manager shall notify Owner promptly, and forward to Owner promptly, any complaints, warnings, notices or summonses received by it relating to such matters, and shall use diligent efforts to cure any violation relating to such complaints, warnings, notices or summonses.

(d)       Owner: (i) represents that the Property has not received any notice regarding non-compliance with all applicable legal requirements; (ii) authorizes Manager to disclose the ownership of the Property to any such officials; and (iii) agrees to indemnify, defend and save Manager, its affiliates and their respective officers, directors, representatives and employees harmless from any and all losses, costs, damages, claims, fines, penalties, expenses and liabilities which may be imposed upon or threatened against any of them by reason of any current or future violation or alleged violation of such laws, ordinances, rules, regulations, or orders, or in connection with any bills or charges unpaid by Owner except for any violations resulting from the acts or omissions of any such indemnified party.

(e)       Manager shall furnish to Owner no later than the end of the third (3rd) business day after receipt by Manager each notice or order affecting the Property, including, without limitation, any notice from any taxing or other governmental authority, any notice of violation of any governmental requirement by the Property or Owner, any notice of default or otherwise from the holder of any mortgage or deed of trust, or any notice of renewal, termination or cancellation of or default under any insurance policy. Manager shall not take any action regarding such notice, order or requirement, however, as long as Owner is contesting or has notified Manager of its intention to contest such notice, order or requirement.

2.4       Approved Budget. (a) An initial annual capital and operating budget on a monthly basis for the projected revenue and the promotion, operation, staffing, repair, maintenance and improvement of the Property is attached hereto as Exhibit A. Such budget as amended by Owner from time to time and each subsequent annual budget as approved and amended from time to time by Owner is referred to herein as the Approved Budget. Owner may amend prospectively such Approved Budget at any time in its good faith discretion upon thirty (30) days prior notice to Manager. Manager shall promptly provide Owner with such information and explanation as may be, from time to time, requested by Owner in order to monitor compliance with or evaluate changes to such Approved Budget. Any staff changes, including salary, hourly compensation levels, and bonus plans must be approved in writing by Owner.

(b)       Manager shall charge all expenses to the proper account as specified in a list of accounts theretofore approved by Owner. Subject to the provisions of Section 2.7, Manager shall obtain Owner’s prior approval for any expenditure that exceeds the applicable amount in the Approved Budget unless: (i) the amount over budget does not exceed: (A) Two Hundred Fifty Dollars ($250), and (B) Five percent (5%) of the annual applicable amount in the Approved Budget, and (ii) is, in the Manager’s reasonable judgment, required for the operation of the Property. (c) During each calendar year, Manager shall inform Owner of any increases or decreases in costs and expenses not included in the Approved Budget as soon as Manager becomes aware of such changes.

2.5      Leasing. (a) Manager shall have the exclusive authority to negotiate and execute all leases and lease renewals for the Property and to advertise the availability for rental of the Property or any part thereof, and to display signs thereon, using a standard lease form approved by Owner. All leases are subject to prior review and approval by Owner, in its sole discretion. Manager shall not give free rental or discounts or rent concessions except in accordance with specific discretion or promotions approved in writing by Owner or with the prior written approval of Owner.

(b)       Manager shall not, without the prior written approval of Owner, give or continue any free rent or discounts or rental concessions to any employees, representatives or affiliates of Manager or anyone related to such employees, representatives or affiliates. Manager shall not lease any space in the Property to itself or to any of its employees, representatives or affiliates, without the prior written consent of Owner.

(c)       Manager shall investigate all prospective tenants in accordance with credit standards approved by Owner, and shall not rent to persons not meeting such standards. If requested by Owner, Manager shall obtain a credit check for all prospective tenants from a credit investigation service approved by Owner, and shall reasonably investigate and document references with respect to income verification and prior rental history. Manager shall retain such information for the duration of the tenancy, and shall make it available to Owner upon reasonable notice. At the request of Owner, Manager shall obtain a personal or other guaranty regarding any prospective tenant. Manager does not guarantee the accuracy of any such information or the financial condition of any tenant.

(d)       Manager and Owner agree that there shall be no discrimination against or segregation of any person or group of persons on account of age, race, color, religion, creed, handicap, sex or national origin in the leasing or occupancy of the Property, nor shall Owner or Manager permit any such practice or practices of discrimination or segregation with respect to the selection, location, number or occupancy of tenants. In addition, Manager shall comply with all applicable local, state, and Federal regulations regarding non-discrimination.

2.6       Collection of Rents and Other Income. Manager shall regularly bill all tenants and use its best efforts to collect all rent and other charges due and payable from all tenants or from others for services provided in connection with the Property. Manager is authorized on behalf of Owner to initiate legal action for the collection of all amounts due Owner under tenant leases and enforcements of the terms of said leases. Manager shall deposit promptly all monies so collected in the Operating Account.

2.7       Repairs and Maintenance. (a) Manager shall maintain the buildings, appurtenances and grounds of the Property, other than areas which are the responsibility of tenants, including, without limitation, all ordinary and extraordinary repairs, cleaning, painting, decorations and alterations including electrical, plumbing, carpentry, masonry, elevators and such other routine repairs as are necessary or reasonably appropriate in the course of maintenance of the Property (subject to the limitations of this Agreement). In cases of emergency, Manager may make expenditures for repairs in excess of Manager’s normal authority without prior approval of Owner, if Manager believes in good faith that such expenditures are immediately necessary to prevent damage or injury, to comply with a governmental requirement, or to avoid the suspension of any necessary service to the Property. Manager shall inform Owner of any such emergency as soon as reasonably practical, but no later than before the end of the next business day.

(b)       Manager shall take all reasonable precautions against fire, vandalism, burglary and trespass to the Property. Manager shall use reasonable diligence to require each tenant to comply with its obligations to maintain its respective leased premises pursuant to its lease.

2.8      Capital Expenditures. (a) The Approved Budget shall constitute authorization for Manager to make any budgeted capital expenditures; provided that the Manager follows the bid procedures prescribed below unless Owner specifically waives such bid procedures or approves a particular contract. All other capital expenditures shall be subject to written approval of Owner. Unless Owner specifically waives such requirements or approves a particular contract, Manager shall solicit competitive bids for capital expenditures or new or replacement equipment as follows: (a) Manager shall obtain a minimum of two (2) written bids for each purchase; (b) Manager shall solicit each bid according to a specification approved by Owner so that uniformity will exist in the bid quotes; (c) for capital expenditures where all bids exceed $5,000, Manager shall provide Owner with all bid responses accompanied by Manager’s recommendations as to the most acceptable bid (such recommendations shall be in writing if Manager advises acceptance of other than the lowest bidder); and (d) for capital expenditures where all bids exceed $5,000, Owner may accept or reject any bid. Owner will promptly communicate to Manager its acceptance or rejection of bids.

(b) Manager shall assist and cooperate with Owner in management of capital improvement construction projects; and shall provide access to the Property and other reasonable accommodations for any such projects.

(c) Manager shall ensure and verify that, as required, each entity providing services to the Property holds a valid license in, and meets all the requirements of, the state, county, and/or municipality where the work is to be performed.

2.9       Service Contracts. Supplies and Equipment. In its capacity as agent for Owner, Manager is authorized to contract on behalf of Owner for electricity, gas, fuel, water, telephone, rubbish hauling and other services or such of them as Manager shall deem advisable. It is agreed that Manager shall execute such contracts expressly as agent for Owner, and Owner shall ratify and approve all such service contracts if requested by the Manager or service provider. Each such service contract shall (a) be in the name of Owner, (b) be assignable, at Owner’s option, to Owner’s designee, (c) be for a term not to exceed one (1) year, (d) be cancelable by Owner or Manager upon no more than 30 days’ written notice, for any reason or no reason at all, without fee or penalty, and (e) require that all contractors provide evidence of insurance as set forth in Section 3.3. Unless Owner specifically waives such requirements or approves a particular contract, either by memorandum or as an amendment to the contract, all service contracts shall be subject to bid under the procedure as specified in Section 2.8.

(b)       If this Agreement terminates for any reason, Manager, at Owner’s option, shall assign to Owner or its designee all of Manager’s interest in all service agreements pertaining to the Property.

(c)       Manager shall procure all janitorial and maintenance supplies, tools and equipment, restroom and toilet supplies, light bulbs, paints, and similar supplies necessary for the efficient and economical operation and maintenance of the Property. Such supplies and equipment shall be the property of Owner. All such supplies, tools, and equipment shall be delivered to and stored in the Property and shall be used only in connection with the management, operation, and maintenance of the Property.

(d)       Manager shall use its best efforts to procure all goods, supplies or services at the lowest cost available from reputable sources in the metropolitan area where the Property is located. In making any contract or purchase hereunder, Manager shall use its best efforts to obtain favorable discounts for Owner and all discounts, rebates or commissions under any contract or purchase order made hereunder shall inure to the benefit of Owner. Manager shall make payments under any such contract or purchase order to enable Owner to take advantage of any such discount. Manager shall not request or accept any compensation in any form for selecting or continuing to use a supplier of goods or services for the Property.

2.10     Taxes, Mortgages. Manager, unless otherwise requested, shall pay bills for real estate and personal property taxes, general and special real property assessments and other like charges which are or may become liens against the Property. Manager shall report such taxes or assessments to Owner in a timely fashion and obtain Owner’s approval prior to Manager’s payment thereof. Manager, if requested by Owner, will cooperate to prepare an application for correction of the assessed valuation (in cooperation with representatives of Owner) to be filed with the appropriate governmental agency. Manager shall pay, within the time required to obtain discounts, from funds provided by Owner or from the Operating Account, all utilities, real estate and personal property taxes, general and special real property assessments and other like charges and any lease, mortgage, deed of trust or other security instrument, if any, affecting the Property.

2.1 1    Tenant Relations. Manager will use its best efforts to develop and maintain good tenant relations in the Property. At all times during the term hereof, Manager shall use its best efforts to retain existing tenants in the Property and, after completion of the initial leasing activity, to retain the new tenants. Manager shall use its best efforts to secure compliance by the tenants with the terms and conditions of their respective Leases.

2.12     Conduct of Other Business. Without the prior written approval of Owner, Manager will allow no business other than the management and operation of the Property to be conducted by Manager’s employees or by any other person on or from the Property, including the on-site management offices.

2.13     Miscellaneous Duties. Manager shall (a) maintain at Manager’s office at Manager’s address as set forth in Section 13.1 and make readily accessible to Owner, orderly files containing rent records, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, bank statements, canceled checks, deposit slips, debit and credit memos, and other documents and papers considered material by Manager or expressly requested by Owner pertaining to the Property or the operation thereof (b) provide reports for Owner’s accountants in the preparation and filing by Owner of each income or other tax return required by any governmental authority as well as reports required by any lender or a lienholder on the property; (c) prepare and file timely all necessary forms for unemployment insurance, withholding and social security taxes and all other tax and other forms relating to employment of Manager’s employees; (d) consider and record tenant service requests in systematic fashion showing the action taken with respect to each, and investigate and report to Owner in a timely fashion with appropriate recommendations all complaints of a nature which might have a material adverse effect on the Property or the Approved Budget; (e) render an inspection report, an assessment for damages and a recommendation on the disposition of any deposit held as security for the performance by the tenant under its lease with respect to each premises vacated; (f) check all bills received for the services, work and supplies ordered in connection with maintaining and operating the Property and, except as otherwise provided in this Agreement, pay such bills when due and payable and, in no event, later than thirty (30) days after Manager’s receipt of such bills; and (g) not knowingly permit the use of the Property for any purpose that might void any policy of insurance held by Owner or which might render any loss thereunder uncollectible, or which might violate any applicable law, rule or ordinance. All such records are the property of Owner and will be delivered to Owner upon request.

ARTICLE 3. INSURANCE

3.1       Insurance. (a) Subject to Section 2.2, Owner, at its expense, will obtain and keep in force adequate insurance against physical damage (such as fire) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Property. The aggregate coverage for commercial general liability insurance maintained hereunder shall not be for less than Five Million Dollars ($5,000,000). Owner shall include Manager as an additional insured in all liability insurance maintained with respect to the Property. Owner shall furnish to the Manager certificates evidencing the existence of such insurance.

(b)       In lieu of complying with Section 3.l(a) above, Owner may request that Manager maintain the insurance required under Section 3.l(a). If such a request is made by Owner, Manager shall use its best effort to comply with such request. If Manager obtains and maintains the requested insurance under Section 3.l(a), Owner shall reimburse Manager for actual cost of such insurance.

(c)       Manager shall advise Owner in writing and make recommendations with respect to the proper insurance coverage for the Property, taking into account the insurance requirements set forth in any mortgage on the Property, shall furnish such information as Owner may reasonably request to obtain insurance coverage and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Owner shall include in its hazard policy covering the Property all personal property, fixtures and equipment located thereon which are owned by Owner. Owner acknowledges that Manager is not a licensed insurance agent or insurance expert and will seek its own advice on the proper insurance for the Property. Owner shall not be required to cover Manager’s furniture, furnishings or fixtures situated at the Property, and each of Manager and Owner shall to the extent available, include in their respective policies appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies.

(d)       Manager shall promptly investigate and promptly submit a written report to the insurance carrier and Owner as to all accidents and claims for damage relating to the ownership, operation and maintenance of the Property, any damage to or destruction of the Property and the estimated costs of repair thereof, and at Owner’s request prepare and file with the insurance company in a timely manner and otherwise as the insurance company requires all reports in connection therewith. Manager shall take no action (such as admission of liability) which might preclude Owner from obtaining any protections provided by any policy held by Owner or which might prejudice Owner in its defense to a claim based on the applicable loss. Manager shall settle all claims against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing and collection of receipts and collection of money, except that Manager shall not settle claims in excess of $1,000 without the prior written approval of Owner.

3.2       Employees, Contractor’s. Subcontractor’s Insurance. For all of Manager’s employees and all contracts or work orders procured by Manager, Manager shall maintain and require all contractors and subcontractors entering upon the Property to perform services to maintain insurance coverage at the contractor’s or subcontractor’s expense, in the following minimum amounts: (a) Worker’s Compensation insurance for the statutory amount or Five Hundred Thousand Dollars ($500,000), whichever is higher; (b) employer’s liability insurance for the statutory amount or Five Hundred Thousand Dollars ($500,000), whichever is higher; (c) comprehensive auto liability insurance covering the use of all owned, non-owned and hired automobiles with bodily injury and property damage limits of One Million Dollars ($1,000,000) per occurrence; and (d) commercial general liability with a combined single limit of at least Five Million Dollars ($5,000,000) as to Manager and One Million Dollars ($1,000,000) as to contractors and subcontractors. Manager shall obtain Owner’s permission before altering or waiving any of the above requirements or limits. For any contract or series of related contracts with the same party which total in excess of Five Thousand Dollars ($5,000), Manager shall obtain and keep on file a certificate of insurance which shows that each contractor and subcontractor is so insured and which names Owner, Property Manager and Property as additional insureds.

3.3       Waiver of Subrogation. To the extent available, all insurance policies obtained relating to the Property shall contain language whereby the insurance carrier thereunder waives all rights of subrogation with respect to losses payable under such policies.

ARTICLE 4. FINANCIAL REPORTING AND RECORDKEEPING

4.1       Books of Accounts. Manager shall maintain adequate and separate books and records for the Property with the entries supported by sufficient documentation to ascertain their accuracy with respect to the Property. Manager shall maintain such books and records at Manager’s office at Manager’s address as set forth in Section 13.1. Manager shall ensure such control over accounting and financial transactions as is reasonably necessary to protect Owner’s assets from theft, error or fraudulent activity. To the extent not reimbursed by insurance proceeds, Manager shall bear losses arising from such instances, including, without limitation, the following: (a) theft of assets by Manager or its employees or affiliates; (b) overpayment or duplicate payment of invoices arising from either fraud or gross negligence, unless reimbursement or credit is subsequently received; (c) overpayment of labor costs arising from either fraud or gross negligence, unless reimbursement or credit is subsequently received; (d) overpayment resulting from kickbacks from suppliers to Manager or its employees or affiliates arising from the purchase of goods or services for the Property; and (e) unauthorized use of facilities by Manager or its employees or affiliates.

4.2       Financial Reports. No later than the fifteenth (15th) day of each month, Manager shall furnish to Owner an income statement, balance sheet and general ledger for the prior month. These reports shall show all collections, delinquencies, uncollectible items, expenses, vacancies and other matters requested by Owner pertaining to the management, operation, and maintenance of the Property during the month. Manager also shall deliver to Owner within 15 days after the termination of this Agreement, a balance sheet for the Property. The statement of income and expenses, the balance sheet, and all other financial statements and reports shall be prepared on an accrual basis as directed by Owner. Manager shall also provide Owner or any third party (as directed by Owner) any financial reports as the Owner may require from time to time.

4.3       Supporting Documentation. As additional support to the monthly financial statement, unless otherwise directed by Owner, Manager shall maintain and make available at Manager’s office at Manager’s address as set forth in Section 13.1 copies of the following: (a) all bank statements, bank deposit slips, bank debit and credit memos, canceled checks, and bank reconciliations; (b) detailed cash receipts and disbursement records; (c) detailed trial balance for receivables and payables and billed and unbilled revenue items; (d) rent roll of tenants; (e) paid invoices (or copies thereof; (f) summaries of adjusting journal entries as part of the annual audit process; (g) supporting documentation for payroll, payroll taxes and employee benefits for Manager’s employees; (h) appropriate details of accrued expenses and property records; (i) any other information requested by Owner regarding the operation of the Property necessary for preparation of tax returns for Owner; and (j) rent and occupancy surveys of competition (quarterly only).

In addition, Manager shall deliver to Owner with the monthly financial statement copies of the documents described above in (a) (statements and reconciliations only), (b), (c), (d), and (h), on a monthly basis, and (j), on a quarterly basis.

ARTICLE 5. OWNER’S RIGHT TO AUDIT

5.1       Owner’s Right to Audit. (a) Owner, or persons appointed by Owner, may examine all books, records and files maintained for Owner by Manager. Owner may perform any audit or investigations relating to Manager’s activities either at the Property or at any office of Manager if such audit or investigation relates to Manager’s activities for Owner.

(b)       Should Owner or its appointees discover either weaknesses in internal control or errors in recordkeeping, Manager shall correct such discrepancies within a reasonable period of time. Manager shall inform Owner in writing of the action taken to correct any audit discrepancies.

ARTICLE 6. BANK ACCOUNTS

6.1       Operating Account. Unless Owner specifies otherwise, Manager shall deposit on a daily basis, all rents and other funds collected from the operation of the Property in a bank designated by Owner in a special deposit account (the “Deposit Account”) for the Property to be maintained by Owner. Manager shall also maintain in a bank designated by Owner a disbursement trust account such trust account and withdrawals therefrom (such trust account together with and any interest earned thereon, shall hereinafter be referred to as the “Operating Account”) for the benefit of the Owner. Manager shall maintain books and records of the funds deposited in the Deposit Account and withdrawals from the Operating Account. Owner shall deposit in the Operating Account an amount equal to the expenses set forth in the Approved Budget as requested in writing by Manager, less expenses directly paid by Owner. Unless Owner specifies otherwise, Manager shall pay from the Operating Account the operating expenses of the Property and any other payments relative to the Property as required by this Agreement. If more accounts are necessary to operate the Property, each account shall have a unique name.

6.2       Security Deposit Account. Manager shall, if required by law, maintain one or more separate interest-bearing accounts for tenant security deposits known collectively as the Security Deposit Account. The Security Deposit Account shall be maintained in accordance with applicable state or local laws, if any, and shall be maintained in an institution in which the Security Deposit Account is insured by the FDIC and which

Security Deposit Account balances shall not exceed levels which are fully insured by FDIC.

6.3       Change of Banks. Owner may direct Manager to change a depository bank or the depository arrangements.

6.4       Access to Account. Owner shall not be responsible for, and Manager shall defend, indemnify and hold Owner harmless for, from and against, any loss, liability, cost or expense, or other consequences of any kind, resulting from Manager’s loss of Operating Account funds (or funds that should have been deposited in the Operating Account by Manager) or use of Operating Account funds other than for the benefit of Owner or the Property, except for losses due to bank failure or any action of Owner.

ARTICLE 7. PAYMENTS OF EXPENSES

7.1       Costs Eligible for Payment from Operating Account. Unless otherwise expressly provided in this Agreement, all costs and expenses paid or incurred by Manager in carrying out any of its duties or performing any of its obligations pursuant to and in accordance with this Agreement shall be paid out of the Operating Account or otherwise reimbursed by Owner. Unless Owner specifies otherwise, Manager shall pay first, all management fees due to Manager; second, all payroll expenses; and then all expenses of the operation, maintenance and repair of the Property included in the Approved Budget directly from the Operating Account, subject to any applicable conditions set forth in this Agreement. Without limiting the generality of any other provision of this Agreement, it is hereby expressly acknowledged and agreed that, except as expressly provided in Article 8, all salaries, wages and other compensation included in the Approved Budget to be paid to Manager’s employees, and all other routine expenses related to such employees, including without limitation social security taxes, worker’s compensation insurance premiums and unemployment insurance, shall be reimbursed to Manager. All other amounts payable with respect to the Property shall be payable from the Operating Account only to the extent approved by Owner, as provided in this Agreement. If there are not sufficient funds in the account to make any such payment, Manager shall notify Owner, if possible, at least ten (10) business days prior to any delinquency so that Owner has an opportunity to deposit sufficient funds in the Operating Account to allow for such payment prior to the imposition of any penalty or late charge. No later than the twentieth (20th) day of each month, Manager shall advise Owner of the amount of unexpended funds that are no longer required to remain in the Operating Account for expenses included in the Approved Budget, other expenses approved by Owner, or funds reserved for contingencies approved by Owner, in order to allow Owner to calculate the amount of funds to be left or deposited in the Operating Account pursuant to Section 6.1.

ARTICLE 8. MANAGER’S COST NOT TO BE REIMBURSED

8.1       Non-reimbursable Costs. The following expenses or costs incurred by or on behalf of Manager in connection with the performance of any obligation pursuant to this Agreement shall be at the sole cost and expense of Manager and shall not be reimbursed by Owner: (a) general accounting and reporting services within the reasonable scope of the Manager’s responsibility to Owner; (b) cost of forms, papers, ledgers, and other supplies and equipment used for the Management of the Property in the Manager’s office at any location other than the Property; (c) cost of electronic data processing equipment, including personal computers located at Manager’s office off the Property for preparation of reports, information and returns to be prepared by Manager under the terms of this Agreement; (d) cost of electronic data processing provided by computer service companies for preparation of reports, information and returns to be prepared by Manager under the terms of this Agreement; (e) cost of routine travel by Manager’s employees to and from the Property; provided that the maintenance staff shall be reimbursed out of the Operating Account for documented travel to and from the Property at the then-current LRS standard mileage rate for automobile business travel (40.5 cents per mile for 2005); (f) cost attributable to losses arising from gross negligence or fraud on the part of Manager or its employees or affiliates; (g) cost of insurance purchased by Manager for its own furniture, furnishings and fixtures, excess liability coverages or other coverages that Owner has not agreed to provide under this Agreement or by subsequent approval; (h) cost attributable to physical damage to the Property arising from the acts or omissions of Manager or its employees or affiliates not paid for by insurance; (i) to the extent not reimbursable to Manager under Section 7.1, the salaries, wages, and other compensation and expenses, including social security, taxes, worker’s compensation insurance and unemployment insurance, for Manager’s employees; (j) all overhead and indirect expenses of Manager’s office(s) off the Property, including, but not limited to, communication costs (telephone, postage, etc.), computer rentals or time, supplies (paper, envelopes, business forms, checks, payroll forms and record cards, forms for governmental reports, etc.), printing, equipment, insurance (other than insurance provided at Owner’s expense under Article 3), fidelity bonds, taxes and license fees, and general office expenses; (k) any expenses of Manager related to the management or operation of any other site; and (l) any costs of recruiting or terminating any employee of Manager in excess of Five Hundred Dollars ($500) for advertising for recruitment of each available position incurred without prior written approval from Owner of such cost.

8.2       Payroll Taxes. Manager shall have full and exclusive responsibility and liability for payment of all Federal, State, and local payroll taxes and for contributions for unemployment insurance, Social Security (F.I.C.A.), and other benefits imposed or assessed under any provision of law or by regulation, and which are measured by salaries, wages or other remuneration paid or payable by Manager to Manager’s employees or other persons engaged by Manager to perform any work in connection with the Property or this Agreement or indicated herein. Manager shall have full and exclusive responsibility and liability for the withholding and payment of any income taxes required to be withheld from the wages or salaries of said employees under any provision of law or regulation. Manager agrees to indemnify, defend, and save Owner harmless from all claims for penalties, interests or costs which may be assessed under any law or any rules or regulations thereunder with respect to its failure or inability to perform the aforesaid responsibilities.

8.3       Litigation. Manager will be responsible for and shall indemnify, defend and hold Owner harmless for, from and against, all liabilities, costs, legal fees and other expenses relating to disputes with Manager’s employees, including without limitation claims for worker’s compensation, discrimination, harassment or wrongful termination.

ARTICLE 9. COMPENSATION

9.1        Management Compensation. Manager shall receive, for its services in managing the Property in accordance with the terms of this Agreement, a monthly management fee (the “Management Fee”) equal to four percent (4%) of Gross Revenues (defined below). “Gross Revenues” shall mean all gross rental receipts from the operations of the Property, including without limitation proceeds from rent insurance, security deposits when and to the extent credited to rent, vending machine revenue and any net proceeds from the sale of tenant property to the extent credited to rent, and excluding only (a) security deposits received from tenants and interest accrued thereon for the benefit of the tenant until such deposits or interest are applied to rent, (b) advance rents until the month in which payments are to apply as rental income, (c) reimbursements by tenants for work done for that particular tenant, (d) proceeds from the sale or other disposition of all or any part of the Property, (e) insurance proceeds received by the Owner as a result of any insured loss (except proceeds from rent insurance), (f) condemnation proceeds, (g) proceeds from capital and financing transactions, (h) income derived from interest on investments or otherwise, (i) tax refunds or abatement of taxes, (j) discounts and dividends on insurance policies, and (k) the value of rental or promotional concessions, even if revenue is recorded for the value thereof in the accounting records for the Property. If a new source of revenue attributable to the Property arises after the date hereof, Manager and Owner will determine to what extent such revenue shall be included in Gross Revenues. The Management Fee shall be payable monthly following calculation thereof upon submission of a monthly statement from the Operating Account or from other funds timely provided by Owner. Upon termination of this Agreement, the parties will prorate the Management Fee on a daily basis to the effective date of such cancellation or termination.

ARTICLE 10. TERM[NATION

10.1     Termination Upon Default. Each of the following occurrences shall constitute a “Default” by Manager: (a) Manager ceases to do business; (b) loss or forfeiture of Manager’s real estate brokerage license, if such license is legally required as a condition to manage or lease the Property, and Manager’s failure to recover said license (or to obtain temporary permission to manage the Property pending disposition of any reinstatement) within ten (10) business days after delivery of written notice to Manager of such loss or forfeiture; (c) any embezzlement or misappropriation of funds by or with the knowledge of any officer, director or member of Manager or any affiliate of Manager; (d) any bankruptcy, insolvency or assignment for the benefit of the creditors of Manager initiated (1) by Manager or (2) by creditors of Manager and not stayed or dismissed within thirty (30) days; and (e) any breach by Manager of any of its obligations under this

Agreement. In the event of a Default described in clauses (a), (b), (c) and (d), Owner may terminate this Agreement immediately upon notice to Manager.

In the event of a Default described in clause (d), this Agreement shall terminate automatically upon the first to occur of the filing of a voluntary or involuntary petition in bankruptcy, the date of insolvency of Manager or the date of any assignment for the benefit of creditors of Manager. In the event of a Default described in clause (e), Owner shall notify Manager that this Agreement shall terminate if such Default is not cured within fifteen (15) days of such notice and shall describe the Default in such notice sufficiently for Manager to identify and cure the Default. If cure of such Default requires more than fifteen (15) days and Manager has commenced and thereafter diligently continues its efforts to cure such breach, then such fifteen-day period shall be extended for the reasonable amount of time needed to complete such efforts. If Manager fails to cure such breach within the required period, this Agreement shall terminate at the end of such period. Failure of Owner to give notice to Manager for Manager’s Default hereunder shall not constitute a waiver by Owner of its rights and remedies against Manager.

10.2     Termination Without Default. Owner shall also have the right to terminate this Agreement in the absence of Default at any time upon not less than thirty (30) days written notice to Manager.

10.3     Termination by Manager. Manager shall have the right to terminate this Agreement at any time, with or without cause, upon sixty (60) days written notice to Owner. Manager shall also have the right to terminate this Agreement upon thirty (30) days written notice to Owner for non-payment of fees and expenses due Manager under the terms of this Agreement

10.4     Final Accounting. Upon termination of this Agreement for any reason, Owner shall pay Manager an amount equal to the Management Fee due Manager, prorated to the date of termination, less any amounts which may be due Owner from Manager; and Manager shall deliver to Owner the following: (a) a final accounting, setting forth the balance of income and expenses on the Property as of the date of termination, delivered within thirty (30) days after termination; (b) any balance or monies of Owner or tenant security deposits held by Manager with respect to the Property, delivered immediately upon termination; and (c) all materials and supplies, keys, books and records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property, delivered within fifteen (15) days after termination.

For a period of sixty (60) days after such expiration or cancellation, Manager shall be available, through its senior executives familiar with the Property, to consult with and advise Owner or any person or entity succeeding to Owner as owner of the Property or such other person or persons selected by Owner regarding the operation and maintenance of the Property. In addition, Manager shall cooperate with Owner in notifying all tenants of the Property of the expiration and termination of this Agreement, and shall use reasonable efforts to cooperate with Owner to accomplish an orderly transfer of the operation and management of the Property to a party designated by Owner. Manager shall, at its cost and expense, promptly remove all signs wherever located indicating that it is the manager and replace and repair any damage resulting therefrom. Termination of this Agreement shall not release either party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such party for the period prior to the termination.

Provisions of this Agreement that by their nature require a party to perform an obligation after termination in order to such obligation with respect to the period prior to termination shall survive the termination of this Agreement until fully performed.

ARTICLE 11. LENDER APPROVAL

11.1     Lender Approval. This Agreement maybe subject to approval by lender(s) or lienholder(s) on the Property. If such an approval is required, this Agreement shall not go into effect until such approval is obtained. Manager agrees to use its best effects to assist and cooperate with the Owner in obtaining such approval.

ARTICLE 12. CONFLICTS

12.1     Conflicts. Manager shall not deal with or engage, or purchase goods or services from any affiliate or any company in which Manager or an affiliate has a financial interest, in connection with the management of the Property, without Owner’s prior written approval. Manager shall not give preference to the operations or leasing of any other property in which Manager or any affiliate of Manager directly or indirectly has an interest, including, but not limited to, other properties that Manager manages.

ARTICLE 13. NOTICES

13.1     Notices. All notices, demands, consents, approvals, requests, directions, instructions, requirements, procedures, policies, reports, information and other communications provided for in this Agreement shall be in writing and shall be given to Owner or Manager at the address set forth below or at such other address as they may specify hereafter in writing:

MANAGER:	Winbury Realty of K.C., Inc. 4520 Main Street, Suite 1000 Kansas City, Missouri 641 11 Tel.: 816.531.5303 Fax: 816.531.5409 Attention: Michael Conn, Senior Vice President, Principal

OWNER:

Secured Investment Resources Fund, L.P. II
By: Millenium Management, LLC
Its General Partner
199 S. Los Robles Avenue, Suite 200
Pasadena, California 91101
Tel.: 626.585.5920
Fax: 626.585.5929
Attention: John Anderson
Vice President

Such notice or other communication shall be delivered by a recognized overnight delivery service providing a receipt, facsimile transmission, or mailed by United States registered or certified mail, return receipt requested, postage prepaid if deposited in a United States Post Office or depository for the receipt of mail regularly maintained by the post office. Notices sent by overnight courier shall be deemed given one (1) business day after delivery to such courier prior to its deadline for overnight service; notices sent by registered or certified mail shall be deemed given three (3) business days after deposit in a United State mailbox; and notices sent by facsimile transmission shall be deemed given as of the date sent (if sent prior to 5:00 p.m. Pacific Time and if receipt has been acknowledged by electronic transmission confirmation).

ARTICLE 14. MISCELLANEOUS

14.1     Assignment. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party, which consent may be withheld in the party’s sole and absolute discretion, except that Owner may assign the Agreement without such consent to an affiliate, while retaining liability for the performance of the Agreement.

14.2     Consent and Approval. Each pasty may give notices or other communications only by representatives from time to time designated in writing by such party. Owner hereby initially designates W. Robert Kohorst, David I. Lesser, John D. Anderson and Peter J. Wilkinson. Manager hereby initially designates Ted Murray and Michael Conn.

14.3     Gender; Definition of Affiliates. Each gender shall include each other gender. The singular shall include the plural and vice-versa. The term “affiliate” means, as to one party, an employee, officer, director, partner, member, shareholder or other representative of the party, or any person or entity (or a group of persons) which directly, or indirectly controls, is controlled by or is under common control with the party. “Control” includes the ownership of ten percent (10%) or more of the beneficial interest or the voting power of the appropriate entity. 14.4 Amendments. Each amendment, addition or deletion to this Agreement shall not be effective unless approved by the parties in writing. 14.5 Attorneys’ Fees. Each party agrees to pay the other party, if such party prevails by final judgment in a judicial, administrative or alternative dispute resolution proceeding, all costs and expenses, including reasonable attorney’s fees, incurred by the other party in connection with such other party’s enforcement of this Agreement.

14.6     Governing Law. This Agreement shall be governed by the laws of the state where the Property is located, without regard to the conflicts of law provisions thereof. The parties to this Agreement, and each of them, hereby consent and submit to the personam jurisdiction of the courts of that state for purposes of litigating any action arising under this Agreement. The parties hereto further agree that all disputes or controversies arising out of this Agreement, and any claim for relief or other legal proceeding filed to interpret or enforce the respective rights of the parties hereunder, shall be filed either in the state court or the United States District Court for the District where the Property is located.

14.7     Headings. All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement.

14.8     Representations. Manager represents and warrants that it is fully qualified and licensed, to the extent required by law, to manage and lease real estate and perform all obligations assumed by Manager hereunder. Manager shall comply with all such laws now or hereafter in effect.

14.9     Indemnification by Manager. Manager shall indemnify, defend and hold harmless Owner and its members, officers, employees and representatives for, from and against any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorney’s fees and court costs (collectively, “Claims”), sustained or incurred by or asserted against Owner arising: (i) out’ of acts or omissions of Manager, its agents or employees; (ii) out of acts beyond the scope of Manager’s authority under this Agreement, and/or (iii) out of Manager’s acts or omissions relating to Manager’s employees or other personnel of Manager, to the extent such Claims are not covered by insurance maintained by Owner or Manager. If any person or entity makes a claim or institutes a suit against Owner on a matter for which Owner claims the benefit of the foregoing indemnification, then (a) Owner shall give Manager notice thereof in writing promptly and if possible in sufficient time for Manager to meet any applicable deadlines for responding; (b) Manager may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to Owner; and (c) neither Owner nor Manager shall settle any claim without the other’s written consent. This Section shall not be construed to release Owner from or indemnify Owner for a breach by Owner of any of the terms of this Agreement.

14.10   Indemnification by Owner. Owner shall indemnify, defend and hold harmless Manager and its members, officers, employees and representatives for, from and against any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorney’s fees and court costs (collectively, “Claims”), sustained or incurred by or asserted against Manager by reason of the operation, management, and maintenance of the Property and the performance by Manager of Manager’s obligations under this Agreement, but only to the extent of Owner’s interest in the Property, and: (i) only to the extent such Claims are not covered by insurance maintained by Owner or Manager; and (ii) except for the intentional or negligent acts and omissions of Manager or its personnel . If any person or entity makes a claim or institutes a suit against Manager on a matter for which Manager claims the benefit of the foregoing indemnification, then (a) Manager shall give Owner notice thereof in writing promptly and if possible in sufficient time for Owner to meet any applicable deadlines for responding; (b) Owner may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to Manager; and (c) neither Manager nor Owner shall settle any claim without the other’s written consent. This Section shall not be construed so as to release Manager from or indemnify Manager for any liability for a breach by Manager of any of the terms of this Agreement.

14.11   Complete Agreement . This Agreement shall supersede and take the place of any and all previous agreements entered into between the parties with respect to the management of the Property.

14.12   Status of Manager. Nothing in this Agreement shall cause Manager and Owner to be joint venturers or partners of each other, and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except that Manager shall be the agent of and have authority to bind Owner for actions taken within the scope of and in accordance with the terms of this Agreement. Except as otherwise provided herein, nothing in this Agreement shall deprive or otherwise affect the right of either party or its affiliates to own, invest in, manage, or operate, or to conduct business activities which compete with the business of the Property.

14.13   Severability. If any provisions of this Agreement, or application to any party or circumstances, shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, or the application of such provision to other parties or circumstances, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

14.14   No Waiver. The failure by either party to insist upon the strict performance of or to seek remedy of any one of the terms or conditions of this Agreement or to exercise any right, remedy, or election set forth herein or permitted by law shall not constitute or he construed as a waiver or relinquishment of such term, condition, right, remedy or election, but such item shall continue and remain in full force and effect. All rights or remedies of either party specified in this Agreement and all other rights or remedies that either party may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy. Any consent, waiver or approval by either party of any act or matter must be in writing and shall apply only to the particular act or matter to which such consent or approval is given.

14.15   Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

14.16    Enforcement of Manager’s Rights. In the enforcement of its rights under this Agreement, Manager shall not seek or obtain a money judgment or any other right or remedy against any party other than Owner and any affiliate to which Owner may have assigned this Agreement. Manager shall enforce its rights and remedies solely against the interest of Owner and any such affiliate in the Property or the proceeds of the operation or any sale or refinancing of all or any portion of the Property or of Owner’s or any such affiliate’s interest therein.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date fist written above.

Secured Investment Resources Fund, L.P. II,
a Delaware limited partnership

By:	Millenium Management, LLC,
a California limited liability company
Its General Partner

By:	/S/ W. ROBERT KOHORST
W. Robert Kohorst
President

“MANAGER”
Winbury Realty of K.C. Inc., a Missouri Corporation

By:	/S/ TED MURRAY
Name:	Ted Murray

Its:	Chief Executive Officer

ASSIGNMENT OF MANAGEMENT AGREEMENT AND EXCLUSIVE RIGHT TO LEASE AGREEMENT

THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND EXCLUSIVE RIGHT TO LEASE AGREEMENT (“Assignment”) is made as of the ____ day of April, 2006, by and among SECURED INVESTMENT RESOURCES FUND, L.P. II, a Delaware limited partnership ((“SIR II”), and EVEREST BAYBERRY, LP, a California limited partnership (“Borrower”), each having its principal place of business at c/o Everest Properties, 199 S. Los Robles Avenue, Suite 200, Pasadena, California 91 101 Attn: W. Robert Kohorst, and WINBURY REALTY OF K.C., INC., a Missouri corporation (“Agent”).

RECITALS:

A.	Borrower has requested a loan (the “Loan”) from LEHMAN BROTHERS

BANK, FSB, a federal stock savings bank (“Lender”) in the principal sum of Two Million Nine Hundred Twenty-Five Thousand and 001100 Dollars ($2,925,000.00).

B.        The Loan is secured by, among other things, that certain Security Instrument, which grants Lender a first lien on the property encumbered thereby (the “Property”).

C.        SIR II and Agent entered into that certain Property Management Agreement dated as of March 15, 2005 (the “Management Agreement”) (a true and correct copy of which is attached hereto as Exhibit “A), pursuant to which SIR II employed Agent exclusively to rent, lease, operate and manage the Property and Agent is entitled to certain management fees (the “Management Fees”).

D.        SIR II and Agent entered into that certain Exclusive Right to Lease Agreement dated as of March 1, 2005 (the “Broker Agreement”) (a true and correct copy of which is attached hereto as Exhibit “B”), and Agent is entitled to certain broker fees (“Broker Fees”).

E.        As a condition to making the Loan, Lender is requiring that: (i) SIR II assign its interest in the Property, the Management Agreement, the Management Fees, the Broker Agreement, and the Broker Fees to Borrower, which is a wholly owned, single purpose subsidiary of SIR II; and (ii) Borrower assign the Management Agreement and the Broker Agreement, and subordinate its interest in the Management Fees and the Broker Fees in lien and payment to the Security Instrument as set forth in that certain Assignment Of Management Agreement And Subordination Of Management Fees, dated as of the date hereof (“Assignment and Subordination”).

AGREEMENT:

For good and valuable consideration the parties hereto agree as follows:

1 .        Assignment of Management Agreement Broker Agreement Management Fees, and Broker Fees. SIR I1 hereby unconditionally transfers, sets over and assigns to Borrower, and Borrower hereby assumes, all of SIR II’s right, title and interest in and to and obligations under the Management Agreement, the Management Fees, the Broker Agreement, the Broker Fees.

2.         Estoppel. SIR II, Borrower and Agent each represents and warrants that (a) the Management Agreement and the Broker Agreement are in full force and effect and have not been modified, amended or assigned with respect to the Property, (b) neither Agent, SIR II, nor Borrower is in default under any of the terms, covenants or provisions of the Management Agreement or the Broker Agreement with respect to the Property and Agent knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement or the Broker Agreement with respect to the Property, (c) neither Agent, SIR II, nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement or the Broker Agreement with respect to the Property and (d) the Management Fees and all other sums due and payable to the Agent under the Management Agreement have been paid in full with respect to the Property.

3.         Agreement by Borrower and Agent. Borrower and Agent hereby acknowledge and agree that during such periods as an Event of Default (as defined in the Security Instrument) may exist under the Security Instrument during the term of this Assignment, Lender may, at its option by written notice to Borrower and Agent in the manner described in the Assignment and Subordination: (a) require that all rents, security deposits, issues, proceeds and profits of the Property collected by Agent, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums and repairs and maintenance) shall be applied in accordance with Lender’s written directions to Agent; and (b) immediately terminate the Management Agreement and/or the Broker Agreement and require Agent to transfer its responsibility for the management of the Property to a management company selected by Lender in Lender’s sole and absolute discretion. During such time period, Agent shall not collect or be entitled to any Management Fees or Broker Fees or other fee or commission due under the Management Agreement or the Broker Agreement.

4.         Authority to Make Assignment. SIR II and Borrower represent and warrant that they have the power and authority to make and enter into the aforementioned assignment.

5.         Consent and Agreement by Agent. Agent hereby acknowledges and consents to this Assignment and agrees that Agent will act in conformity with the provisions of this Assignment and Borrower’s rights hereunder or otherwise related to the Management Agreement and the Broker Agreement. In the event that the responsibility for the management of the Property is transferred from Agent in accordance with the provisions hereof, Agent shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement and/or Broker Agreement is terminated. Further, Agent hereby agrees not to contest or impede the exercise by Borrower of any right it has under or in connection with this Assignment.

6.         Governing Law. This Assignment shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

7.         Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintain d by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to SIR II and/or Borrower:	Everest Bayberry, LP C/O Everest Properties 199 S. Los Robles Avenue, Suite 200 Pasadena, California 91 101 Tel.: 626.585.5920 Fax: 626.585.5929 Attention: W. Robert Kohorst
If to Lender:	Lehman Brothers Bank, FSB 399 Park Avenue, 8” Floor New York, New York 10022 Attention: John Herman
With a copy to	NorthMarq Capital, Inc. 3500 American Boulevard West, Suite 500 Bloomington, Minnesota 5543 1-4435 Attention: Servicing Manager
and	Oppenheimer Wolff & Donnelly LLP Plaza VII, Suite 3300 45 South Seventh Street Minneapolis, Minnesota 55402-1609 Attention: Daniel R. Tyson
If to Agent:	Winbury Realty of K.C., Inc. 4520 Main Street, Suite 1000 Kansas City, Missouri 641 11 Tel.: 816.531.5303 Fax: 816.531.5409 Attention: Mike Conn, Chief Financial Officer

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York. Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

8.	No Oral Change. This Assignment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, SIR 11 or Agent, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

9.         Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

10.       Headings, Etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof

11.       Duplicate Originals; Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

12        Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year first written above.

SECURED INVESTMENT RESOURCES FUND, II, L.P.,
a Delaware limited partnership
By:	Millenium Management, LLC,
a California limited liability company,
Its General Partner

By:	/S/ W. ROBERT KOHORST
Name: W. Robert Kohorst
Its: President

BORROWER:
EVEREST BAYBERRY, LP,
a California limited partnership

By:	Millenium Bayberry, LLC,
a California limited liability company,

By:	Millenium Management, LLC,
a California Limited Liability Company
Its Manager

By:	/S/ W. ROBERT KOHORST
Name: W. Robert Kohorst
Its: President

AGENT:
WINBURY REALTY OF K.C. INC.,
a Missouri corporation

By:
Name:	Mike Conn
Its:	Senior Chief Financial Officer

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year first written above.

SECURED INVESTMENT RESOURCES FUND, II, L.P.,
a Delaware limited partnership
By:	Millenium Management, LLC,
a California limited liability company,
Its General Partner

By:
Name: W. Robert Kohorst
Its: President

BORROWER:
EVEREST BAYBERRY, LP,
a California limited partnership

By:	Millenium Bayberry, LLC,
a California limited liability company,

By:	Millenium Management, LLC,
a California Limited Liability Company
Its Manager

By:
Name: W. Robert Kohorst
Its: President

AGENT:
WINBURY REALTY OF K.C. INC.,
a Missouri corporation

By:	/S/ MIKE CONN
Name:	Mike Conn
Its:	Senior Chief Financial Officer

EXHIBIT “A”

MANAGEMENT AGREEMENT

PROPERTY MANAGEMENT AGREEMENT

BAYBERRY CROSSING

This PROPERTY MANAGEMENT AGREEMENT (the “Agreement”) is dated as March 15, 2005 between SECURED INVESTMENT RESOURCES FUND, L.P.II, a Delaware limited partnership (“Owner”), and WINBURY REALTY OF K.C., INC., a Missouri corporation (“Manager”).

Owner owns the retail shopping center commonly known as Bayberry Crossing, located at 523 SE Melody Lane, Lee’s Summit, MO 64063 (the “Property”). Owner desires to engage Manager, and Manager desires to accept such engagement, to manage, lease, operate, and maintain the Property on the terms and subject to the conditions set forth herein.

THEREFORE, the parties agree as follows:

ARTICLE 1. COMMENCEMENT AND TERM

1.1       Commencement and Term. Manager’s duties and responsibilities under this Agreement shall begin on the date hereof (the “Start Date”) and shall terminate on the earlier of (i) the conveyance of the Property or any portion thereof, as to such conveyed portion thereof only, or (ii) termination as provided in Article 10.

ARTICLE 2. MANAGER’S RESPONSIBILITIES

2.1       Management. Manager shall manage, operate and maintain the Property in an efficient and economic manner and shall arrange the performance of everything reasonably necessary to accomplish the foregoing, subject to the budgets, policies and limitations provided to Manager in writing by Owner from time to time. Manager shall keep the Property clean and in good repair, shall promptly order and supervise the completion of such repairs as may be required and shall generally do and perform, or cause to be done or performed, all things necessary or desirable to ensure the proper and efficient management, operation, and maintenance of the Property. Manager shall perform all services in a diligent and professional manner. Additionally, Manager shall upon Owner’s request cooperate with any proposed purchaser of the Property, any proposed lender evaluating the Property as collateral or any broker named by Owner in connection with a sale or financing of the Property. Manager is hereby authorized to take any action with respect to the Property which Manager believes in good faith is necessary for Manager to comply with all laws, rules and regulations applicable to Manager, as a licensed real estate broker or otherwise, and, when possible, Manager agrees to provide advance notice to and consult with Owner about any such action that has not been previously authorized. Manager shall exercise reasonable efforts to comply with all directions or instructions from Owner pertaining to the Property.

2.2       Employees; Independent Contractor. All arrangements and agreements with employees or independent contractors working at the Property shall confirm that Owner has no obligation or relationship with respect to such employees or independent contractors. Manager shall comply with all applicable governmental requirements relating to worker’s compensation, liability insurance, Social Security, unemployment insurance, hours of labor, wages, working conditions, employment discrimination, and other employer-employee related matters and shall prepare and file all forms required in connection therewith. Manager shall obtain coverage of all employees who handle funds of Owner by fidelity bond or under a comprehensive crime insurance policy, each in amounts required by Owner and indemnifying Owner against loss, theft, embezzlement, or other fraudulent acts of Manager or its employees. Manager shall employ, directly or through third party contractors (e.g., an employee leasing company) all labor and employees required for the operation and maintenance of the property, it being agreed that all employees shall be deemed employees of Manager and not Owner. Owner’s insurance policies required hereunder shall not cover and the Owner shall not be liable for any wrong doing by Manager’s employees, any claims, costs, damages and liabilities, including but not limited to the defense of any claim or lawsuit arising out of the employment of any of the Manager’s employees. All approved costs and expenses associated with such employees (including, without limitation, wages and benefits) shall be costs of, billed to, and reimbursed by the Property.

2.3       Compliance with Laws. Manager shall comply with all governmental requirements relative to the performance of its duties hereunder and shall use diligent efforts to cause the Property to comply with all applicable governmental requirements.

(a)       Owner represents that it has no knowledge of any violations existing at or prior to the Start Date of any ordinances, laws, rules, regulations or orders (including, but not limited to, those relating to the disposal of solid, liquid and gaseous wastes or materials) of any city, county, state or federal government, or any public authority or official thereof, or of any court, having jurisdiction over it.

(b)       Except to the extent any existing violations resulted from the acts or omissions of Manager, Manager shall not have any responsibility or liability for violations existing at or prior to the Start Date of any ordinances, laws, rules, regulations or orders (including, but not limited to, those relating to the disposal of solid, liquid and gaseous wastes or materials) of any city, county, state or federal government, or any public authority or official thereof, or of any court, having jurisdiction over it, except to: (i) notify Owner promptly of any existing violations actually discovered by Manager: (ii) forward to Owner promptly any complaints, warning, notices or summonses received by it relating to such matters; and (iii) use diligent efforts to cure any such existing violations.

(c)       Manager shall have responsibility and, to the extent of its or its agents’ acts or omissions, liability for compliance of the Property and any of its equipment with the requirements of any and all ordinances, laws, rules, regulations or orders (including, but not limited to, those relating to the disposal of solid, liquid and gaseous wastes or materials) of any city, county, state or federal government, or any public authority or official thereof, or of any court, having jurisdiction over it on a going forward basis. Manager shall notify Owner promptly, and forward to Owner promptly, any complaints, warnings, notices or summonses received by it relating to such matters, and shall use diligent efforts to cure any violation relating to such complaints, warnings, notices or summonses.

(d)       Owner: (i) represents that the Property has not received any notice regarding non-compliance with all applicable legal requirements; (ii) authorizes Manager to disclose the ownership of the Property to any such officials; and (iii) agrees to indemnify, defend and save Manager, its affiliates and their respective officers, directors, representatives and employees harmless from any and all losses, costs, damages, claims, fines, penalties, expenses and liabilities which may be imposed upon or threatened against any of them by reason of any current or future violation or alleged violation of such laws, ordinances, rules, regulations, or orders, or in connection with any bills or charges unpaid by Owner except for any violations resulting from the acts or omissions of any such indemnified party.

(e)       Manager shall furnish to Owner no later than the end of the third (3rd) business day after receipt by Manager each notice or order affecting the Property, including, without limitation, any notice from any taxing or other governmental authority, any notice of violation of any governmental requirement by the Property or Owner, any notice of default or otherwise from the holder of any mortgage or deed of trust, or any notice of renewal, termination or cancellation of or default under any insurance policy. Manager shall not take any action regarding such notice, order or requirement, however, as long as Owner is contesting or has notified Manager of its intention to contest such notice, order or requirement.

2.4       Approved Budget. (a) An initial annual capital and operating budget on a monthly basis for the projected revenue and the promotion, operation, staffing, repair, maintenance and improvement of the Property is attached hereto as Exhibit A. Such budget as amended by Owner from time to time and each subsequent annual budget as approved and amended from time to time by Owner is referred to herein as the Approved Budget. Owner may amend prospectively such Approved Budget at any time in its good faith discretion upon thirty (30) days prior notice to Manager. Manager shall promptly provide Owner with such information and explanation as may be, from time to time, requested by Owner in order to monitor compliance with or evaluate changes to such Approved Budget. Any staff changes, including salary, hourly compensation levels, and bonus plans must be approved in writing by Owner.

(b)       Manager shall charge all expenses to the proper account as specified in a list of accounts theretofore approved by Owner. Subject to the provisions of Section 2.7, Manager shall obtain Owner’s prior approval for any expenditure that exceeds the applicable amount in the Approved Budget unless: (i) the amount over budget does not exceed: (A) Two Hundred Fifty Dollars ($250), and (B) Five percent (5%) of the annual applicable amount in the Approved Budget, and (ii) is, in the Manager’s reasonable judgment, required for the operation of the Property. (c) During each calendar year, Manager shall inform Owner of any increases or decreases in costs and expenses not included in the Approved Budget as soon as Manager becomes aware of such changes.

2.5      Leasing. (a) Manager shall have the exclusive authority to negotiate and execute all leases and lease renewals for the Property and to advertise the availability for rental of the Property or any part thereof, and to display signs thereon, using a standard lease form approved by Owner. All leases are subject to prior review and approval by Owner, in its sole discretion. Manager shall not give free rental or discounts or rent concessions except in accordance with specific discretion or promotions approved in writing by Owner or with the prior written approval of Owner.

(b) Manager shall not, without the prior written approval of Owner, give or continue any free rent or discounts or rental concessions to any employees, representatives or affiliates of Manager or anyone related to such employees, representatives or affiliates. Manager shall not lease any space in the Property to itself or to any of its employees, representatives or affiliates, without the prior written consent of Owner.

(c)       Manager shall investigate all prospective tenants in accordance with credit standards approved by Owner, and shall not rent to persons not meeting such standards. If requested by Owner, Manager shall obtain a credit check for all prospective tenants from a credit investigation service approved by Owner, and shall reasonably investigate and document references with respect to income verification and prior rental history. Manager shall retain such information for the duration of the tenancy, and shall make it available to Owner upon reasonable notice. At the request of Owner, Manager shall obtain a personal or other guaranty regarding any prospective tenant. Manager does not guarantee the accuracy of any such information or the financial condition of any tenant.

(d)       Manager and Owner agree that there shall be no discrimination against or segregation of any person or group of persons on account of age, race, color, religion, creed, handicap, sex or national origin in the leasing or occupancy of the Property, nor shall Owner or Manager permit any such practice or practices of discrimination or segregation with respect to the selection, location, number or occupancy of tenants. In addition, Manager shall comply with all applicable local, state, and Federal regulations regarding non-discrimination.

2.6       Collection of Rents and Other Income. Manager shall regularly bill all tenants and use its best efforts to collect all rent and other charges due and payable from all tenants or from others for services provided in connection with the Property. Manager is authorized on behalf of Owner to initiate legal action for the collection of all amounts due Owner under tenant leases and enforcements of the terms of said leases. Manager shall deposit promptly all monies so collected in the Operating Account.

2.7       Repairs and Maintenance. (a) Manager shall maintain the buildings, appurtenances and grounds of the Property, other than areas which are the responsibility of tenants, including, without limitation, all ordinary and extraordinary repairs, cleaning, painting, decorations and alterations including electrical, plumbing, carpentry, masonry, elevators and such other routine repairs as are necessary or reasonably appropriate in the course of maintenance of the Property (subject to the limitations of this Agreement). In cases of emergency, Manager may make expenditures for repairs in excess of Manager’s normal authority without prior approval of Owner, if Manager believes in good faith that such expenditures are immediately necessary to prevent damage or injury, to comply with a governmental requirement, or to avoid the suspension of any necessary service to the Property. Manager shall inform Owner of any such emergency as soon as reasonably practical, but no later than before the end of the next business day.

(b)       Manager shall take all reasonable precautions against fire, vandalism, burglary and trespass to the Property. Manager shall use reasonable diligence to require each tenant to comply with its obligations to maintain its respective leased premises pursuant to its lease.

2.8      Capital Expenditures. (a) The Approved Budget shall constitute authorization for Manager to make any budgeted capital expenditures; provided that the Manager follows the bid procedures prescribed below unless Owner specifically waives such bid procedures or approves a particular contract. All other capital expenditures shall be subject to written approval of Owner. Unless Owner specifically waives such requirements or approves a particular contract, Manager shall solicit competitive bids for capital expenditures or new or replacement equipment as follows: (a) Manager shall obtain a minimum of two (2) written bids for each purchase; (b) Manager shall solicit each bid according to a specification approved by Owner so that uniformity will exist in the bid quotes; (c) for capital expenditures where all bids exceed $5,000, Manager shall provide Owner with all bid responses accompanied by Manager’s recommendations as to the most acceptable bid (such recommendations shall be in writing if Manager advises acceptance of other than the lowest bidder); and (d) for capital expenditures where all bids exceed $5,000, Owner may accept or reject any bid. Owner will promptly communicate to Manager its acceptance or rejection of bids.

(b) Manager shall assist and cooperate with Owner in management of capital improvement construction projects; and shall provide access to the Property and other reasonable accommodations for any such projects.

(c) Manager shall ensure and verify that, as required, each entity providing services to the Property holds a valid license in, and meets all the requirements of, the state, county, and/or municipality where the work is to be performed.

2.9       Service Contracts. Supplies and Equipment. In its capacity as agent for Owner, Manager is authorized to contract on behalf of Owner for electricity, gas, fuel, water, telephone, rubbish hauling and other services or such of them as Manager shall deem advisable. It is agreed that Manager shall execute such contracts expressly as agent for Owner, and Owner shall ratify and approve all such service contracts if requested by the Manager or service provider. Each such service contract shall (a) be in the name of Owner, (b) be assignable, at Owner’s option, to Owner’s designee, (c) be for a term not to exceed one (1) year, (d) be cancelable by Owner or Manager upon no more than 30 days’ written notice, for any reason or no reason at all, without fee or penalty, and (e) require that all contractors provide evidence of insurance as set forth in Section 3.3. Unless Owner specifically waives such requirements or approves a particular contract, either by memorandum or as an amendment to the contract, all service contracts shall be subject to bid under the procedure as specified in Section 2.8.

(b)       If this Agreement terminates for any reason, Manager, at Owner’s option, shall assign to Owner or its designee all of Manager’s interest in all service agreements pertaining to the Property.

(c)       Manager shall procure all janitorial and maintenance supplies, tools and equipment, restroom and toilet supplies, light bulbs, paints, and similar supplies necessary for the efficient and economical operation and maintenance of the Property. Such supplies and equipment shall be the property of Owner. All such supplies, tools, and equipment shall be delivered to and stored in the Property and shall be used only in connection with the management, operation, and maintenance of the Property.

(d)       Manager shall use its best efforts to procure all goods, supplies or services at the lowest cost available from reputable sources in the metropolitan area where the Property is located. In making any contract or purchase hereunder, Manager shall use its best efforts to obtain favorable discounts for Owner and all discounts, rebates or commissions under any contract or purchase order made hereunder shall inure to the benefit of Owner. Manager shall make payments under any such contract or purchase order to enable Owner to take advantage of any such discount. Manager shall not request or accept any compensation in any form for selecting or continuing to use a supplier of goods or services for the Property.

2.10     Taxes, Mortgages. Manager, unless otherwise requested, shall pay bills for real estate and personal property taxes, general and special real property assessments and other like charges which are or may become liens against the Property. Manager shall report such taxes or assessments to Owner in a timely fashion and obtain Owner’s approval prior to Manager’s payment thereof. Manager, if requested by Owner, will cooperate to prepare an application for correction of the assessed valuation (in cooperation with representatives of Owner) to be filed with the appropriate governmental agency. Manager shall pay, within the time required to obtain discounts, from funds provided by Owner or from the Operating Account, all utilities, real estate and personal property taxes, general and special real property assessments and other like charges and any lease, mortgage, deed of trust or other security instrument, if any, affecting the Property.

2.1 1    Tenant Relations. Manager will use its best efforts to develop and maintain good tenant relations in the Property. At all times during the term hereof, Manager shall use its best efforts to retain existing tenants in the Property and, after completion of the initial leasing activity, to retain the new tenants. Manager shall use its best efforts to secure compliance by the tenants with the terms and conditions of their respective Leases.

2.12     Conduct of Other Business. Without the prior written approval of Owner, Manager will allow no business other than the management and operation of the Property to be conducted by Manager’s employees or by any other person on or from the Property, including the on-site management offices.

2.13     Miscellaneous Duties. Manager shall (a) maintain at Manager’s office at Manager’s address as set forth in Section 13.1 and make readily accessible to Owner, orderly files containing rent records, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, bank statements, canceled checks, deposit slips, debit and credit memos, and other documents and papers considered material by Manager or expressly requested by Owner pertaining to the Property or the operation thereof (b) provide reports for Owner’s accountants in the preparation and filing by Owner of each income or other tax return required by any governmental authority as well as reports required by any lender or a lienholder on the property; (c) prepare and file timely all necessary forms for unemployment insurance, withholding and social security taxes and all other tax and other forms relating to employment of Manager’s employees; (d) consider and record tenant service requests in systematic fashion showing the action taken with respect to each, and investigate and report to Owner in a timely fashion with appropriate recommendations all complaints of a nature which might have a material adverse effect on the Property or the Approved Budget; (e) render an inspection report, an assessment for damages and a recommendation on the disposition of any deposit held as security for the performance by the tenant under its lease with respect to each premises vacated; (f) check all bills received for the services, work and supplies ordered in connection with maintaining and operating the Property and, except as otherwise provided in this Agreement, pay such bills when due and payable and, in no event, later than thirty (30) days after Manager’s receipt of such bills; and (g) not knowingly permit the use of the Property for any purpose that might void any policy of insurance held by Owner or which might render any loss thereunder uncollectible, or which might violate any applicable law, rule or ordinance. All such records are the property of Owner and will be delivered to Owner upon request.

ARTICLE 3. INSURANCE

3.1       Insurance. (a) Subject to Section 2.2, Owner, at its expense, will obtain and keep in force adequate insurance against physical damage (such as fire) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Property. The aggregate coverage for commercial general liability insurance maintained hereunder shall not be for less than Five Million Dollars ($5,000,000). Owner shall include Manager as an additional insured in all liability insurance maintained with respect to the Property. Owner shall furnish to the Manager certificates evidencing the existence of such insurance.

(b)       In lieu of complying with Section 3.l(a) above, Owner may request that Manager maintain the insurance required under Section 3.l(a). If such a request is made by Owner, Manager shall use its best effort to comply with such request. If Manager obtains and maintains the requested insurance under Section 3.l(a), Owner shall reimburse Manager for actual cost of such insurance.

(c)       Manager shall advise Owner in writing and make recommendations with respect to the proper insurance coverage for the Property, taking into account the insurance requirements set forth in any mortgage on the Property, shall furnish such information as Owner may reasonably request to obtain insurance coverage and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Owner shall include in its hazard policy covering the Property all personal property, fixtures and equipment located thereon which are owned by Owner. Owner acknowledges that Manager is not a licensed insurance agent or insurance expert and will seek its own advice on the proper insurance for the Property. Owner shall not be required to cover Manager’s furniture, furnishings or fixtures situated at the Property, and each of Manager and Owner shall to the extent available, include in their respective policies appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies.

(d)       Manager shall promptly investigate and promptly submit a written report to the insurance carrier and Owner as to all accidents and claims for damage relating to the ownership, operation and maintenance of the Property, any damage to or destruction of the Property and the estimated costs of repair thereof, and at Owner’s request prepare and file with the insurance company in a timely manner and otherwise as the insurance company requires all reports in connection therewith. Manager shall take no action (such as admission of liability) which might preclude Owner from obtaining any protections provided by any policy held by Owner or which might prejudice Owner in its defense to a claim based on the applicable loss. Manager shall settle all claims against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing and collection of receipts and collection of money, except that Manager shall not settle claims in excess of $1,000 without the prior written approval of Owner.

3.2       Employees, Contractor’s. Subcontractor’s Insurance. For all of Manager’s employees and all contracts or work orders procured by Manager, Manager shall maintain and require all contractors and subcontractors entering upon the Property to perform services to maintain insurance coverage at the contractor’s or subcontractor’s expense, in the following minimum amounts: (a) Worker’s Compensation insurance for the statutory amount or Five Hundred Thousand Dollars ($500,000), whichever is higher; (b) employer’s liability insurance for the statutory amount or Five Hundred Thousand Dollars ($500,000), whichever is higher; (c) comprehensive auto liability insurance covering the use of all owned, non-owned and hired automobiles with bodily injury and property damage limits of One Million Dollars ($1,000,000) per occurrence; and (d) commercial general liability with a combined single limit of at least Five Million Dollars ($5,000,000) as to Manager and One Million Dollars ($1,000,000) as to contractors and subcontractors. Manager shall obtain Owner’s permission before altering or waiving any of the above requirements or limits. For any contract or series of related contracts with the same party which total in excess of Five Thousand Dollars ($5,000), Manager shall obtain and keep on file a certificate of insurance which shows that each contractor and subcontractor is so insured and which names Owner, Property Manager and Property as additional insureds.

3.3       Waiver of Subrogation. To the extent available, all insurance policies obtained relating to the Property shall contain language whereby the insurance carrier thereunder waives all rights of subrogation with respect to losses payable under such policies.

ARTICLE 4. FINANCIAL REPORTING AND RECORDKEEPING

4.1       Books of Accounts. Manager shall maintain adequate and separate books and records for the Property with the entries supported by sufficient documentation to ascertain their accuracy with respect to the Property. Manager shall maintain such books and records at Manager’s office at Manager’s address as set forth in Section 13.1. Manager shall ensure such control over accounting and financial transactions as is reasonably necessary to protect Owner’s assets from theft, error or fraudulent activity. To the extent not reimbursed by insurance proceeds, Manager shall bear losses arising from such instances, including, without limitation, the following: (a) theft of assets by Manager or its employees or affiliates; (b) overpayment or duplicate payment of invoices arising from either fraud or gross negligence, unless reimbursement or credit is subsequently received; (c) overpayment of labor costs arising from either fraud or gross negligence, unless reimbursement or credit is subsequently received; (d) overpayment resulting from kickbacks from suppliers to Manager or its employees or affiliates arising from the purchase of goods or services for the Property; and (e) unauthorized use of facilities by Manager or its employees or affiliates.

4.2       Financial Reports. No later than the fifteenth (15th) day of each month, Manager shall furnish to Owner an income statement, balance sheet and general ledger for the prior month. These reports shall show all collections, delinquencies, uncollectible items, expenses, vacancies and other matters requested by Owner pertaining to the management, operation, and maintenance of the Property during the month. Manager also shall deliver to Owner within 15 days after the termination of this Agreement, a balance sheet for the Property. The statement of income and expenses, the balance sheet, and all other financial statements and reports shall be prepared on an accrual basis as directed by Owner. Manager shall also provide Owner or any third party (as directed by Owner) any financial reports as the Owner may require from time to time.

4.3       Supporting Documentation. As additional support to the monthly financial statement, unless otherwise directed by Owner, Manager shall maintain and make available at Manager’s office at Manager’s address as set forth in Section 13.1 copies of the following: (a) all bank statements, bank deposit slips, bank debit and credit memos, canceled checks, and bank reconciliations; (b) detailed cash receipts and disbursement records; (c) detailed trial balance for receivables and payables and billed and unbilled revenue items; (d) rent roll of tenants; (e) paid invoices (or copies thereof; (f) summaries of adjusting journal entries as part of the annual audit process; (g) supporting documentation for payroll, payroll taxes and employee benefits for Manager’s employees; (h) appropriate details of accrued expenses and property records; (i) any other information requested by Owner regarding the operation of the Property necessary for preparation of tax returns for Owner; and (j) rent and occupancy surveys of competition (quarterly only).

In addition, Manager shall deliver to Owner with the monthly financial statement copies of the documents described above in (a) (statements and reconciliations only), (b), (c), (d), and (h), on a monthly basis, and (j), on a quarterly basis.

ARTICLE 5. OWNER’S RIGHT TO AUDIT

5.1       Owner’s Right to Audit. (a) Owner, or persons appointed by Owner, may examine all books, records and files maintained for Owner by Manager. Owner may perform any audit or investigations relating to Manager’s activities either at the Property or at any office of Manager if such audit or investigation relates to Manager’s activities for Owner.

(b)       Should Owner or its appointees discover either weaknesses in internal control or errors in recordkeeping, Manager shall correct such discrepancies within a reasonable period of time. Manager shall inform Owner in writing of the action taken to correct any audit discrepancies.

ARTICLE 6. BANK ACCOUNTS

6.1       Operating Account. Unless Owner specifies otherwise, Manager shall deposit on a daily basis, all rents and other funds collected from the operation of the Property in a bank designated by Owner in a special deposit account (the “Deposit Account”) for the Property to be maintained by Owner. Manager shall also maintain in a bank designated by Owner a disbursement trust account such trust account and withdrawals therefrom (such trust account together with and any interest earned thereon, shall hereinafter be referred to as the “Operating Account”) for the benefit of the Owner. Manager shall maintain books and records of the funds deposited in the Deposit Account and withdrawals from the Operating Account. Owner shall deposit in the Operating Account an amount equal to the expenses set forth in the Approved Budget as requested in writing by Manager, less expenses directly paid by Owner. Unless Owner specifies otherwise, Manager shall pay from the Operating Account the operating expenses of the Property and any other payments relative to the Property as required by this Agreement. If more accounts are necessary to operate the Property, each account shall have a unique name.

6.2       Security Deposit Account. Manager shall, if required by law, maintain one or more separate interest-bearing accounts for tenant security deposits known collectively as the Security Deposit Account. The Security Deposit Account shall be maintained in accordance with applicable state or local laws, if any, and shall be maintained in an institution in which the Security Deposit Account is insured by the FDIC and which

Security Deposit Account balances shall not exceed levels which are fully insured by FDIC.

6.3       Change of Banks. Owner may direct Manager to change a depository bank or the depository arrangements.

6.4       Access to Account. Owner shall not be responsible for, and Manager shall defend, indemnify and hold Owner harmless for, from and against, any loss, liability, cost or expense, or other consequences of any kind, resulting from Manager’s loss of Operating Account funds (or funds that should have been deposited in the Operating Account by Manager) or use of Operating Account funds other than for the benefit of Owner or the Property, except for losses due to bank failure or any action of Owner.

ARTICLE 7. PAYMENTS OF EXPENSES

7.1       Costs Eligible for Payment from Operating Account. Unless otherwise expressly provided in this Agreement, all costs and expenses paid or incurred by Manager in carrying out any of its duties or performing any of its obligations pursuant to and in accordance with this Agreement shall be paid out of the Operating Account or otherwise reimbursed by Owner. Unless Owner specifies otherwise, Manager shall pay first, all management fees due to Manager; second, all payroll expenses; and then all expenses of the operation, maintenance and repair of the Property included in the Approved Budget directly from the Operating Account, subject to any applicable conditions set forth in this Agreement. Without limiting the generality of any other provision of this Agreement, it is hereby expressly acknowledged and agreed that, except as expressly provided in Article 8, all salaries, wages and other compensation included in the Approved Budget to be paid to Manager’s employees, and all other routine expenses related to such employees, including without limitation social security taxes, worker’s compensation insurance premiums and unemployment insurance, shall be reimbursed to Manager. All other amounts payable with respect to the Property shall be payable from the Operating Account only to the extent approved by Owner, as provided in this Agreement. If there are not sufficient funds in the account to make any such payment, Manager shall notify Owner, if possible, at least ten (10) business days prior to any delinquency so that Owner has an opportunity to deposit sufficient funds in the Operating Account to allow for such payment prior to the imposition of any penalty or late charge. No later than the twentieth (20th) day of each month, Manager shall advise Owner of the amount of unexpended funds that are no longer required to remain in the Operating Account for expenses included in the Approved Budget, other expenses approved by Owner, or funds reserved for contingencies approved by Owner, in order to allow Owner to calculate the amount of funds to be left or deposited in the Operating Account pursuant to Section 6.1.

ARTICLE 8. MANAGER’S COST NOT TO BE REIMBURSED

8.1       Non-reimbursable Costs. The following expenses or costs incurred by or on behalf of Manager in connection with the performance of any obligation pursuant to this Agreement shall be at the sole cost and expense of Manager and shall not be reimbursed by Owner: (a) general accounting and reporting services within the reasonable scope of the Manager’s responsibility to Owner; (b) cost of forms, papers, ledgers, and other supplies and equipment used for the Management of the Property in the Manager’s office at any location other than the Property; (c) cost of electronic data processing equipment, including personal computers located at Manager’s office off the Property for preparation of reports, information and returns to be prepared by Manager under the terms of this Agreement; (d) cost of electronic data processing provided by computer service companies for preparation of reports, information and returns to be prepared by Manager under the terms of this Agreement; (e) cost of routine travel by Manager’s employees to and from the Property; provided that the maintenance staff shall be reimbursed out of the Operating Account for documented travel to and from the Property at the then-current LRS standard mileage rate for automobile business travel (40.5 cents per mile for 2005); (f) cost attributable to losses arising from gross negligence or fraud on the part of Manager or its employees or affiliates; (g) cost of insurance purchased by Manager for its own furniture, furnishings and fixtures, excess liability coverages or other coverages that Owner has not agreed to provide under this Agreement or by subsequent approval; (h) cost attributable to physical damage to the Property arising from the acts or omissions of Manager or its employees or affiliates not paid for by insurance; (i) to the extent not reimbursable to Manager under Section 7.1, the salaries, wages, and other compensation and expenses, including social security, taxes, worker’s compensation insurance and unemployment insurance, for Manager’s employees; (j) all overhead and indirect expenses of Manager’s office(s) off the Property, including, but not limited to, communication costs (telephone, postage, etc.), computer rentals or time, supplies (paper, envelopes, business forms, checks, payroll forms and record cards, forms for governmental reports, etc.), printing, equipment, insurance (other than insurance provided at Owner’s expense under Article 3), fidelity bonds, taxes and license fees, and general office expenses; (k) any expenses of Manager related to the management or operation of any other site; and (1) any costs of recruiting or terminating any employee of Manager in excess of Five Hundred Dollars ($500) for advertising for recruitment of each available position incurred without prior written approval from Owner of such cost.

8.2       Payroll Taxes. Manager shall have full and exclusive responsibility and liability for payment of all Federal, State, and local payroll taxes and for contributions for unemployment insurance, Social Security (F.I.C.A.), and other benefits imposed or assessed under any provision of law or by regulation, and which are measured by salaries, wages or other remuneration paid or payable by Manager to Manager’s employees or other persons engaged by Manager to perform any work in connection with the Property or this Agreement or indicated herein. Manager shall have full and exclusive responsibility and liability for the withholding and payment of any income taxes required to be withheld from the wages or salaries of said employees under any provision of law or regulation. Manager agrees to indemnify, defend, and save Owner harmless from all claims for penalties, interests or costs which may be assessed under any law or any rules or regulations thereunder with respect to its failure or inability to perform the aforesaid responsibilities.

8.3       Litigation. Manager will be responsible for and shall indemnify, defend and hold Owner harmless for, from and against, all liabilities, costs, legal fees and other expenses relating to disputes with Manager’s employees, including without limitation claims for worker’s compensation, discrimination, harassment or wrongful termination.

ARTICLE 9. COMPENSATION

9.1        Management Compensation. Manager shall receive, for its services in managing the Property in accordance with the terms of this Agreement, a monthly management fee (the “Management Fee”) equal to four percent (4%) of Gross Revenues (defined below). “Gross Revenues” shall mean all gross rental receipts from the operations of the Property, including without limitation proceeds from rent insurance, security deposits when and to the extent credited to rent, vending machine revenue and any net proceeds from the sale of tenant property to the extent credited to rent, and excluding only (a) security deposits received from tenants and interest accrued thereon for the benefit of the tenant until such deposits or interest are applied to rent, (b) advance rents until the month in which payments are to apply as rental income, (c) reimbursements by tenants for work done for that particular tenant, (d) proceeds from the sale or other disposition of all or any part of the Property, (e) insurance proceeds received by the Owner as a result of any insured loss (except proceeds from rent insurance), (f) condemnation proceeds, (g) proceeds from capital and financing transactions, (h) income derived from interest on investments or otherwise, (i) tax refunds or abatement of taxes, (j) discounts and dividends on insurance policies, and (k) the value of rental or promotional concessions, even if revenue is recorded for the value thereof in the accounting records for the Property. If a new source of revenue attributable to the Property arises after the date hereof, Manager and Owner will determine to what extent such revenue shall be included in Gross Revenues. The Management Fee shall be payable monthly following calculation thereof upon submission of a monthly statement from the Operating Account or from other funds timely provided by Owner. Upon termination of this Agreement, the parties will prorate the Management Fee on a daily basis to the effective date of such cancellation or termination.

ARTICLE 10. TERM[NATION

10.1     Termination Upon Default. Each of the following occurrences shall constitute a “Default” by Manager: (a) Manager ceases to do business; (b) loss or forfeiture of Manager’s real estate brokerage license, if such license is legally required as a condition to manage or lease the Property, and Manager’s failure to recover said license (or to obtain temporary permission to manage the Property pending disposition of any reinstatement) within ten (10) business days after delivery of written notice to Manager of such loss or forfeiture; (c) any embezzlement or misappropriation of funds by or with the knowledge of any officer, director or member of Manager or any affiliate of Manager; (d) any bankruptcy, insolvency or assignment for the benefit of the creditors of Manager initiated (1) by Manager or (2) by creditors of Manager and not stayed or dismissed within thirty (30) days; and (e) any breach by Manager of any of its obligations under this

Agreement. In the event of a Default described in clauses (a), (b), (c) and (d), Owner may terminate this Agreement immediately upon notice to Manager.

In the event of a Default described in clause (d), this Agreement shall terminate automatically upon the first to occur of the filing of a voluntary or involuntary petition in bankruptcy, the date of insolvency of Manager or the date of any assignment for the benefit of creditors of Manager. In the event of a Default described in clause (e), Owner shall notify Manager that this Agreement shall terminate if such Default is not cured within fifteen (15) days of such notice and shall describe the Default in such notice sufficiently for Manager to identify and cure the Default. If cure of such Default requires more than fifteen (15) days and Manager has commenced and thereafter diligently continues its efforts to cure such breach, then such fifteen-day period shall be extended for the reasonable amount of time needed to complete such efforts. If Manager fails to cure such breach within the required period, this Agreement shall terminate at the end of such period. Failure of Owner to give notice to Manager for Manager’s Default hereunder shall not constitute a waiver by Owner of its rights and remedies against Manager.

10.2     Termination Without Default. Owner shall also have the right to terminate this Agreement in the absence of Default at any time upon not less than thirty (30) days written notice to Manager.

10.3     Termination by Manager. Manager shall have the right to terminate this Agreement at any time, with or without cause, upon sixty (60) days written notice to Owner. Manager shall also have the right to terminate this Agreement upon thirty (30) days written notice to Owner for non-payment of fees and expenses due Manager under the terms of this Agreement

10.4     Final Accounting. Upon termination of this Agreement for any reason, Owner shall pay Manager an amount equal to the Management Fee due Manager, prorated to the date of termination, less any amounts which may be due Owner from Manager; and Manager shall deliver to Owner the following: (a) a final accounting, setting forth the balance of income and expenses on the Property as of the date of termination, delivered within thirty (30) days after termination; (b) any balance or monies of Owner or tenant security deposits held by Manager with respect to the Property, delivered immediately upon termination; and (c) all materials and supplies, keys, books and records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property, delivered within fifteen (15) days after termination.

For a period of sixty (60) days after such expiration or cancellation, Manager shall be available, through its senior executives familiar with the Property, to consult with and advise Owner or any person or entity succeeding to Owner as owner of the Property or such other person or persons selected by Owner regarding the operation and maintenance of the Property. In addition, Manager shall cooperate with Owner in notifying all tenants of the Property of the expiration and termination of this Agreement, and shall use reasonable efforts to cooperate with Owner to accomplish an orderly transfer of the operation and management of the Property to a party designated by Owner. Manager shall, at its cost and expense, promptly remove all signs wherever located indicating that it is the manager and replace and repair any damage resulting therefrom. Termination of this Agreement shall not release either party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such party for the period prior to the termination.

Provisions of this Agreement that by their nature require a party to perform an obligation after termination in order to such obligation with respect to the period prior to termination shall survive the termination of this Agreement until fully performed.

ARTICLE 11. LENDER APPROVAL

11.1     Lender Approval. This Agreement maybe subject to approval by lender(s) or lienholder(s) on the Property. If such an approval is required, this Agreement shall not go into effect until such approval is obtained. Manager agrees to use its best effects to assist and cooperate with the Owner in obtaining such approval.

ARTICLE 12. CONFLICTS

12.1     Conflicts. Manager shall not deal with or engage, or purchase goods or services from any affiliate or any company in which Manager or an affiliate has a financial interest, in connection with the management of the Property, without Owner’s prior written approval. Manager shall not give preference to the operations or leasing of any other property in which Manager or any affiliate of Manager directly or indirectly has an interest, including, but not limited to, other properties that Manager manages.

ARTICLE 13. NOTICES

13.1     Notices. All notices, demands, consents, approvals, requests, directions, instructions, requirements, procedures, policies, reports, information and other communications provided for in this Agreement shall be in writing and shall be given to Owner or Manager at the address set forth below or at such other address as they may specify hereafter in writing:

MANAGER:	Winbury Realty of K.C., Inc. 4520 Main Street, Suite 1000 Kansas City, Missouri 641 11 Tel.: 816.531.5303 Fax: 816.531.5409 Attention: Michael Conn, Senior Vice President, Principal

OWNER:

Secured Investment Resources Fund, L.P. II
By: Millenium Management, LLC
Its General Partner
199 S. Los Robles Avenue, Suite 200
Pasadena, California 91101
Tel.: 626.585.5920
Fax: 626.585.5929
Attention: John Anderson
Vice President

Such notice or other communication shall be delivered by a recognized overnight delivery service providing a receipt, facsimile transmission, or mailed by United States registered or certified mail, return receipt requested, postage prepaid if deposited in a United States Post Office or depository for the receipt of mail regularly maintained by the post office. Notices sent by overnight courier shall be deemed given one (1) business day after delivery to such courier prior to its deadline for overnight service; notices sent by registered or certified mail shall be deemed given three (3) business days after deposit in a United State mailbox; and notices sent by facsimile transmission shall be deemed given as of the date sent (if sent prior to 5:00 p.m. Pacific Time and if receipt has been acknowledged by electronic transmission confirmation).

ARTICLE 14. MISCELLANEOUS

14.1     Assignment. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party, which consent may be withheld in the party’s sole and absolute discretion, except that Owner may assign the Agreement without such consent to an affiliate, while retaining liability for the performance of the Agreement.

14.2     Consent and Approval. Each pasty may give notices or other communications only by representatives from time to time designated in writing by such party. Owner hereby initially designates W. Robert Kohorst, David I. Lesser, John D. Anderson and Peter J. Wilkinson. Manager hereby initially designates Ted Murray and Michael Conn.

14.3     Gender; Definition of Affiliates. Each gender shall include each other gender. The singular shall include the plural and vice-versa. The term “affiliate” means, as to one party, an employee, officer, director, partner, member, shareholder or other representative of the party, or any person or entity (or a group of persons) which directly, or indirectly controls, is controlled by or is under common control with the party. “Control” includes the ownership of ten percent (10%) or more of the beneficial interest or the voting power of the appropriate entity. 14.4 Amendments. Each amendment, addition or deletion to this Agreement shall not be effective unless approved by the parties in writing. 14.5 Attorneys’ Fees. Each party agrees to pay the other party, if such party prevails by final judgment in a judicial, administrative or alternative dispute resolution proceeding, all costs and expenses, including reasonable attorney’s fees, incurred by the other party in connection with such other party’s enforcement of this Agreement.

14.6     Governing Law. This Agreement shall be governed by the laws of the state where the Property is located, without regard to the conflicts of law provisions thereof. The parties to this Agreement, and each of them, hereby consent and submit to the personam jurisdiction of the courts of that state for purposes of litigating any action arising under this Agreement. The parties hereto further agree that all disputes or controversies arising out of this Agreement, and any claim for relief or other legal proceeding filed to interpret or enforce the respective rights of the parties hereunder, shall be filed either in the state court or the United States District Court for the District where the Property is located.

14.7     Headings. All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement.

14.8     Representations. Manager represents and warrants that it is fully qualified and licensed, to the extent required by law, to manage and lease real estate and perform all obligations assumed by Manager hereunder. Manager shall comply with all such laws now or hereafter in effect.

14.9     Indemnification by Manager. Manager shall indemnify, defend and hold harmless Owner and its members, officers, employees and representatives for, from and against any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorney’s fees and court costs (collectively, “Claims”), sustained or incurred by or asserted against Owner arising: (i) out’ of acts or omissions of Manager, its agents or employees; (ii) out of acts beyond the scope of Manager’s authority under this Agreement, and/or (iii) out of Manager’s acts or omissions relating to Manager’s employees or other personnel of Manager, to the extent such Claims are not covered by insurance maintained by Owner or Manager. If any person or entity makes a claim or institutes a suit against Owner on a matter for which Owner claims the benefit of the foregoing indemnification, then (a) Owner shall give Manager notice thereof in writing promptly and if possible in sufficient time for Manager to meet any applicable deadlines for responding; (b) Manager may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to Owner; and (c) neither Owner nor Manager shall settle any claim without the other’s written consent. This Section shall not be construed to release Owner from or indemnify Owner for a breach by Owner of any of the terms of this Agreement.

14.10   Indemnification by Owner. Owner shall indemnify, defend and hold harmless Manager and its members, officers, employees and representatives for, from and against any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorney’s fees and court costs (collectively, “Claims”), sustained or incurred by or asserted against Manager by reason of the operation, management, and maintenance of the Property and the performance by Manager of Manager’s obligations under this Agreement, but only to the extent of Owner’s interest in the Property, and: (i) only to the extent such Claims are not covered by insurance maintained by Owner or Manager; and (ii) except for the intentional or negligent acts and omissions of Manager or its personnel . If any person or entity makes a claim or institutes a suit against Manager on a matter for which Manager claims the benefit of the foregoing indemnification, then (a) Manager shall give Owner notice thereof in writing promptly and if possible in sufficient time for Owner to meet any applicable deadlines for responding; (b) Owner may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to Manager; and (c) neither Manager nor Owner shall settle any claim without the other’s written consent. This Section shall not be construed so as to release Manager from or indemnify Manager for any liability for a breach by Manager of any of the terms of this Agreement.

14.11   Complete Agreement. This Agreement shall supersede and take the place of any and all previous agreements entered into between the parties with respect to the management of the Property.

14.12   Status of Manager. Nothing in this Agreement shall cause Manager and Owner to be joint venturers or partners of each other, and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except that Manager shall be the agent of and have authority to bind Owner for actions taken within the scope of and in accordance with the terms of this Agreement. Except as otherwise provided herein, nothing in this Agreement shall deprive or otherwise affect the right of either party or its affiliates to own, invest in, manage, or operate, or to conduct business activities which compete with the business of the Property.

14.13   Severability. If any provisions of this Agreement, or application to any party or circumstances, shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, or the application of such provision to other parties or circumstances, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

14.14   No Waiver. The failure by either party to insist upon the strict performance of or to seek remedy of any one of the terms or conditions of this Agreement or to exercise any right, remedy, or election set forth herein or permitted by law shall not constitute or he construed as a waiver or relinquishment of such term, condition, right, remedy or election, but such item shall continue and remain in full force and effect. All rights or remedies of either party specified in this Agreement and all other rights or remedies that either party may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy. Any consent, waiver or approval by either party of any act or matter must be in writing and shall apply only to the particular act or matter to which such consent or approval is given.

14.15   Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

14.16    Enforcement of Manager’s Rights. In the enforcement of its rights under this Agreement, Manager shall not seek or obtain a money judgment or any other right or remedy against any party other than Owner and any affiliate to which Owner may have assigned this Agreement. Manager shall enforce its rights and remedies solely against the interest of Owner and any such affiliate in the Property or the proceeds of the operation or any sale or refinancing of all or any portion of the Property or of Owner’s or any such affiliate’s interest therein.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date fist written above.

Secured Investment Resources Fund, L.P. II,
a Delaware limited partnership

By:	Millenium Management, LLC,
a California limited liability company
Its General Partner

By:	/S/ W. ROBERT KOHORST
W. Robert Kohorst
President

“MANAGER”
Winbury Realty of K.C. Inc., a Missouri Corporation

By:	/S/ TED MURRAY
Name:	Ted Murray

Its:	Chief Executive Officer

EXHIBIT “B”

BROKER AGREEMENT

EXCLUSIVE RIGHT TO LEASE AGREEMENT (MISSOURI)

THIS AGREEMENT is made by and between SECURED INVESTMENT RESOURCES FUND, L.P. II, a Delaware limited partnership (“OWNER”) and WINBURY REALTY OF KANSAS CITY, INC. (“BROKER”). By this Agreement OWNER retains and appoints BROKER as OWNER’S Exclusive Agent to assist OWNER with the lease by OWNER of the property described herein (“Property”). OWNER and BROKER expressly agree that BROKER shall have the sole and exclusive right to lease the Property during the term of this Agreement. OWNER agrees to refer all inquiries and prospects OWNER may receive, directly or indirectly, to BROKER, and OWNER hereby gives permission to BROKER to enter the property at reasonable times to show it to prospects.

I.	GENERAL DESCRIPTION OF PROPERTY LEASE PRICE LEASE TERMS.

a	Legal Description: To be attached

b	Street Address of Property: 501-579 SE Melody Lane, Lee’s Summit, MO 64063

c.	Lease Price: $11.00sq. ft. to $14.00 sq. ft.

d.	Lease Terms: NNN

e.	Other Important Terms under which Property is to be leased:

All leases will be subject to review and approval by Landlord prior to lease execution.

2. TERM OF AGREEMENT. This Agreement shall begin March 1, 2005 and shall continue until midnight February 28, 2006. The Landlord has the right to terminate 30 days after given notice.

3. Agency Disclosure. Attached hereto and incorporated by reference an Agency Disclosure Addendum notifying OWNER of the alternative agency relationship applicable to this Agreement. Owner confirms it has read and signed the Addendum and confirms receiving the Missouri Broker Disclosure Form.

OWNER consents to BROKER’S DUAL AGENCY	______(OWNER’S initials)

OWNER consents to BROKER as TRANSACTIONAL BROKER	______(OWNER’S initials)

OWNER consents to the DESIGNATED AGENT below	/s/JA (OWNER’S initials)

Name of Designated Agent designated by BROKER:	Anita Bates

_________________
Signature of Broker

NOTICE TO OWNER:

MISSOURI LAW PRESUMES THAT, ABSENT SOME OTHER RELATIONSHIP BEING ESTABLISHED, A LICENSEE WORKING WITH A TENANT REPRSENTS THE TENANT. AS A RESULT, ANY LICENSEE WORKING WITH A TENANT MAY BE REQUIRED TO DSICLOSE ANY INFORAMTION GIVEN TO THEM BY OWNER.

4.   BROKER’S DUTIES. (a) BROKER agrees to use reasonable efforts to lease the Property at the lease price and at the terms stated above or later agreed upon by OWNER and tenant. In furtherance of its duties, BROKER will (1) Perform the terms of this Agreement; (2) Exercise reasonable skill and care for OWNER; (3) Promote the interests of OWNER with the utmost good faith, loyalty, and fidelity, including: (a) seeking a price and terms which are acceptable to OWNER, except that BROKER shall not be obligated to seek additional offers to lease the Property while the Property is subject to a lease or letter of intent to lease; (b) presenting all written offers to and from OWNER in a timely manner regardless of whether the Property is subject to a lease or letter of intent to lease; (c) disclosing to OWNER all adverse material facts actually known or that should have been known by BROKER; and (d) advising OWNER to obtain expert advice as to material matters about which BROKER knows but the specifics of which are beyond the expertise of BROKER; (4) Account in a timely manner for all money and property received; (5) Comply with all requirements of §§ 339.710 to 339.860 R.S.Mo., subsection 2 of §339.10 R.S.Mo., and any rules and regulation promulgated pursuant to those sections; and (6) comply with any applicable federal, state, and local laws, rules, regulations, and ordinances, including fair housing and civil rights statutes and regulations. BROKER may show properties not owned by OWNER to prospective tenants and may list competing properties for sale or lease without breaching any duty or obligations to OWNER. BROKER shall cooperate with Property Manager and Owner in investigating all prospective tenants in accordance with credit standards approved by Owner, and shall not present any person not meeting those standards. At the request of Property Manager and/or Owner, BROKER shall cooperate with Property Manager to obtain a personal or other guaranty regarding any prospective tenant.

(b) BROKER shall not disclose any confidential information about OWNEWR unless disclosure is required by statute, rule or regulation or failure to disclose the information would constitute a misrepresentation or unless disclosure is necessary to defend BROKER or an affiliated licensee against an action of wrongful conduct in a n administrative or judicial proceeding or before a professional committee. BROKER owes no duty or obligations to OWNER except that BROKER shall disclose to any customer all adverse material facts actually known or that should have been known by BROKER. BROKER owes no duty to conduct an independent inspection or discover any adverse material facts for the benefit of the customer and owes no duty to independently verify the accuracy or completeness of any statement made by OWNER or any independent inspector.

(c) BROKER and an affiliated licensee owe no further duty or obligation to OWNER after termination, expiration, completion or performance of this Agreement, except the duties of: (1) accounting in a timely manner for all money and property related to, and received during, the term of this Agreement; and (2) treating as confidential information provided by OWNER during the term of this Agreement that may reasonably be expected to have a negative impact on OWNER’S real estate activity unless: (i) OWNER grants written content; (ii) disclosure of the information is required by law; (iii) the information is made public or becomes public by the words or conduct of OWNER or from a source other than the BROKER; and (iv) disclosure is necessary to defend the BROKER or an affiliated licensee against an action of wrongful conduct in an administrative or judicial proceeding or a professional committee.

5.	ADVERTISING. [Intentionally omitted]

6.   OTHER BROKERS. BROKER may make offers of subagency, cooperation, and/or compensation to other brokers so that the Property will receive maximum exposure. OWNER authorizes BROKER to cooperate and share its commission with other brokers, including brokers representing the tenant, sub-agents, and transaction brokers. OWNER understands and acknowledges that the broker, if any, representing the tenant may represent solely the interest of such tenant, even if compensated by BROKER. BROKER is authorized to show the Property to prospective tenants whom BROKER represents and to arrange showings of the Property to prospective tenants represented by their own brokers or agents. Compensation to any cooperating broker shall be due and payable only upon receipt of the commission fee by BROKER.

7.   FEES TO BROKER. (a) When and if BROKER produces a prospect ready, willing and able to lease the Property at the sale price and on the terms above or later agreed upon between OWNER and Tenant on such terms, OWNER agrees to pay BROKER a commission fee of (*see following page) of the lease price. Such commission shall be due and payable at the later of the Lease Commencement Date or Tenant move in. The parties recognize that BROKER is not authorized to bind OWNER to execute a lease agreement unless so empowered by OWNER in writing. In the event a deposit s made and is then forfeited, on-held of the deposit shall be paid to or retained by (as the case may be) BROKER, but said payment shall not be in excess of the fee to which BROKER otherwise would have been entitled to receive. OWENR’S obligation to pay the above-described commission shall survive the expiration of this Agreement.

(b)  OWNER further agrees to pay BROKER the above-described commission if the Property is leased by OWNER or any other party during the term of this Agreement, or if the Property is leased within sixty (60) days after the expiration of this Agreement to any party to whom the Property was submitted and whose name was disclosed to OWNER by BROKER, in writing, by certified or regular mail during the term of this Agreement or within 10 days after the expiration of this Agreement. In the event the Property is sold during the term of any lease for which commissions are payable hereunder, OWNER agrees that the terms of such sale shall include the assumption by the purchaser of OWNER’S obligation to pay commission hereunder.

8.   OWNER’S REPRESENTAIONS; INDEMINIFICATION. OWNER hereby states and affirms that to the best of OWNER’S actual knowledge, and except as otherwise specified below: OWNER has good an marketable title to the Property; there are no material physical, structural, or mechanical defects in the Property; there are no hazardous substances, pollutants, or contaminants on the Property, the presence or disposal of which is subject to federal, state, or local environmental regulation; there is no equipment, storage tank, container or structural element on the Property that contains or utilizes and has released or could release, any such hazardous substance, pollutant or contaminant into the environment or the interior of any building on the Property. OWNER agrees to defend, indemnify and hold harmless BROKER and its agents, subagents, licensees, employees and contractors from any and all claims, demands, suits, damages, losses or expense (including attorney’s fees and related expenses) arising out of any misrepresentation, non-disclosure or concealment by OWNER in connection with the lease of the Property.

9.   GOVERNING LAW; ATTORNEY’S FEES. This Agreement shall be governed and interpreted by the laws of the State of Missouri. In the event of litigation concerning the rights of OWENR or BROKER pursuant to this Agreement, the parties agree that the non-prevailing party shall be obligated to pay all such reasonable attorney’s fees and court costs incurred by the prevailing party in such litigation.

10.  ENTIRE AGREEMENT; NON-ASSIGNMENT. This Agreement constitutes the entire agreement between the parties and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Agreement. There shall be no modification of any of the terms of this Agreement unless such modification has been agreed to in writing and signed and/or initialed by all parties to this Agreement and dated. Neither OWNER nor BROKER may assign this Agreement; provided, however, BROKER shall have the right to assign this Agreement to another broker upon receipt of the express written consent of all parties to this Agreement.

OWNER ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREMENT SIGNED BY THE BROKER OR HIS/HER AGENT.

CAREFULLY READ THE TERMS OF THIS CONTRACT AND THE ADDENDUMS HEREOF BEFORE SIGNING, WHEN SIGNED BY AL PARTIES, THIS IS A LEGALLY BINDING CONTRACT. IF NOT UNDERSTOOD, CONSULT AN ATTORNEY BEFORE SIGNING.

This Agreement is made and executed this ________ day of ___________, 20__

Winbury Realty of Kansas City, Inc.	Secured Investment Resources Fund, L.P. II, a Delaware limited partnership

/S/ SCOTT JERWICK	By:	Millenium Management, LLC,
Scott Jerwick Date		a California limited liability company
its general partner
	By:	/S/ W. ROBERT KOHORST
BROKER Date		W. Robert Kohorst President
ADDRESS Phone

199 S. Los Robles Ave., #200 Pasadena, CA 91101 Tel: (626) 585-5920

Approved by Legal Counsel for use in Missouri

*Fee Structure (per Section 7)

New:	Years 1 – 5:	Six percent (6%) of gross rent for the primary term.
	Years 6 -10:	Three percent (3%) of gross rent for the primary term, not to exceed ten (10) years.

Renewal:	Years 1 – 5:	With Tenant’s broker’s cooperation: Three percent (3%) of gross rent for the primary term. Without Tenant’s broker: Two percent (2%) of gross rent for the primary term.
	Years 6 – 10:	With Tenant’s broker’s cooperation: One and a half percent (1½%) of gross rent for the primary term, not to exceed ten (10) years.

.	No fee.

AGENCY DISCLOSURE ADDENDUM (MISSOURI)

This Addendum is an integral part of the Agreement between OWENR/BUYER/TENANT and BROKER dated __________. By signing below, OWNER/BUYER/TENANT acknowledges receipt of this Addendum and acknowledges this Addendum is part of the attached Agreement. BROKER is duly licensed under the laws of the state of MISSOURI as a Real Estate Broker. OWNER/BUYER/TENANT acknowledges receiving the required Missouri Broker Disclosure Form regarding the disclosure of alternative agency relationships.

1.   A “dual agent” is a limited agent who, with the written consent of all parties, has entered into an agency brokerage relationship, and not a transaction brokerage relationship, with and therefore represents both the seller and buyer or both the landlord and tenant. A “dual agency” is a form of agency which results when an agent licensee or someone affiliated with the agent licensee represents another party to the same transaction. A licensee may act as a dual agent only with the written consent of all parties to the transaction. A dual agent shall be a limited agent for both seller and buyer or the landlord and tenant and shall have the duties and obligations required b y R.S.Mo §§ 339.730 and 339.740 unless otherwise provided for in § 339.750 R.S.Mo.

2.   Except as provided in this paragraph 2, a dual agent may disclose any information to one client that the licensee gains from the other client if the information is material to the transaction unless it is confidential information as defined in R.S.Mo. § 339.710. the following information shall not be disclosed by a dual agent without the consent of the client to whom the information pertains: (1) That a buyer or tenant is willing to pay more than the purchase price or lease rate offered for the property; (2) that a seller or landlord is willing to accept less than the asking price or lease rate for the property; (3) What the motivating factors are for any client buying, selling, or leasing the property; (4) That a client will agree to financing terms other than those offered, and (5) The terms of any prior offers or counter offers made by any party. A dual agent shall not disclose to one client any confidential information about the other client unless the disclosure is required by statute, rule, or regulation or failure to disclose the information would constitute a misrepresentation or unless disclosure is necessary to defend the affiliated licensee against an action of wrongful conduct in an administrative or judicial proceeding or before a professional committee. No cause of action for any person shall arise against a dual agent for making any required or permitted disclosure. A dual agent does not terminate the dual agency relationship by making any required or permitted disclosure.

3.   In a dual agency relationship there shall be no imputation of knowledge or information between the client and the dual agent or among persons within an entity engaged as dual agent.

TRANSACTION BROKER

A “Transaction Broker” is any licensee acting pursuant to R.S.Mo. §§ 339.710 to 339.860, who (a) Assists the parties to a transaction without an agency or fiduciary relationship to either party and is, therefore, neutral, serving neither as an advocate or advisor for either party to the transaction; (b) Assists one or more parties to a transaction and who has not entered into a specific written agency agreement to represent one or more of the parties; (c) Assists another party to the same transaction either solely or through licensee affiliates. Such license shall be deemed to be a transaction broker and not a dual agent, provided that, notice of assumption of transaction broker status is provided to the buyer and seller immediately upon such default to transaction broker status, to be confirmed in writing prior to execution of the contract. A transaction broker may cooperate with other brokers and such cooperation shall not establish an agency or subagency relationship.

1.   A transactional broker shall have the following duties and obligations: (a) to perform the terms of any written or oral agreement made with any party to the transaction; (b) To exercise reasonable skill, care and diligence as a transaction broker, including but limited to: (i) presenting all written offers and counteroffers in a timely manner regardless of whether the property subject to a contract for sale or lease or letter of intent unless otherwise provided in the agreement entered with the party; (ii) informing the parties regarding the transaction and suggesting that such parties obtain expert advice as to material matters about which the transaction broker knows but the specifics of which are beyond the expertise of such broker; (iii) accounting in a timely manner for all money and property received; (iv) disclosing to each party to the transaction any adverse material facts of which the licensee has actual notice or knowledge; (v) assisting the parties in complying with the terms and conditions of any contract; (c) To comply with all applicable requirements of R.S.Mo. §§ 339.710 and 339.860, subsection 2 of R.S.Mo. §§ 339.010 and all rules and regulations promulgated pursuant to such sections; and (d) To comply with any applicable federal, state and local laws, rules, regulations and ordinances, including fair housing and civil rights statutes and regulations. The parties to a transaction brokerage transaction shall not be liable for acts of the transaction broker.

2.   The following information shall not be disclosed by a transaction broker without the informed consent of the party or parties disclosing such information to the broker: (a) That a buyer or tenant is willing to pay more than the purchase price or lease rate offered for the property; (b) That a seller or landlord is willing to accept less than the asking price or lease rate for the property; (c) What the motivating factors are for any party buying, selling or leasing the property; (d) that a seller or buyer will agree to financing terms other than those offered; (c) any confidential information about the other party, unless disclosure of such information is required by law; statutes, rules or regulations or failure to disclose such information would constitute fraud or dishonest dealing.

3. A transaction broker has no duty to conduct an independent inspection of, or discover any defects in, the property. A transaction broker has no duty to conduct an independent investigation of the buyers’ financial condition.

4.    A transaction broker may do the following without breaching any obligation or responsibility: (a) show alternative properties not owned by the seller or landlord to a prospective buyer or tenant; (b) List competing properties for sale or lease; (c) show properties in which the buyer or tenant is interested to other prospective buyers or tenants; (d) serve a s a single agent, subagent or designated agent or broker, limited agent, disclosed dual agent for the same or for different parties in other real estate transactions.

5.   A transaction broker may cooperate with other brokers and such cooperation does not establish an agency or subagency relationship.

6.   In a transaction broker relationship each party and the transaction broker, including all persons within an entity engaged as the transaction broker if the transaction broker is an entity, are considered to possess only actual knowledge and information. There is no imputation of knowledge or information by operation of law between any party and the transaction broker or between any party and any person within an entity engaged as the transaction broker if the transaction broker is an entity.

7.   Nothing in § 339.755 R.S.Mo, prohibits a transaction broker for acting as a single limited agent, dual agent, or subagent whether on behalf of a buyer or seller, as long as the requirements governing disclosure of such fact are met. Nothing in § 339.755 R.S.Mo. alters or eliminates the responsibility of a broker as set forth in such statues for the conduct and actions of a licensee operating under the broker’s license.

8.   If any licensee who represents another party to the same transaction either solely or through affiliate licenses refuses transaction broker statutes and wants to continue an agency relationship with both parties to the transaction, such licensee shall have the right to become a designated agent or a dual agent as provided for in §§ 339.730 to 339.860 R.S.Mo.

9.   In any transaction a licensee may without liability withdraw from representing a client who has not consented to a conversion to transaction brokerage. Such withdrawal shall not prejudice the ability of the licensee or affiliated licensee to continue to represent the other client in the transaction or limit the licensee form representing the client who refused the transaction brokerage representation in another transaction not involving transaction brokerage.

DESIGNATED AGENCY

A designated broker entering into a limited agency agreement or written transaction brokerage agreement with a client or party for the listing or property or for the purpose of representing or assisting that person in the buying, selling, exchanging, renting, or leasing or real estate may appoint n writing affiliated licensees as designated agents or designated transaction brokers to the exclusion of all other affiliated licensees. If a designated broker has made an appointment pursuant to this section, an affiliated licensee assisting a party without a written agreement shall be presumed to be a transaction broker to the exclusion of all other affiliated licensees, unless a different brokerage relationship status has been disclosed to or established with that party. A designated broker shall both be considered to be a dual agent or transaction broker solely because such broker makes an appointment of a designated agent, except that any licensee who is not a transaction broker and who personally represents both the seller and buyer or both the landlord and tenant in a particular transaction shall be a dual agent or transaction broker and shall be required to comply with the provisions governing dual agents or transaction brokers. All designated agents or transaction brokers to the extent allow allowed by their licenses shall have the same duties and responsibilities to the client and customer pursuant to in §§ 339.730 to 339.755 R.S.Mo. as the designated broker except as provided above.

Winbury Realty of Kansas City, Inc.	Secured Investment Resources Fund, L.P. II, a Delaware limited partnership
/S/ SCOTT JERWICK	By:	Millenium Management, LLC,
Scott Jerwick Date		a California limited liability company
its general partner
	By:	/S/ W. ROBERT KOHORST
BROKER Date		W. Robert Kohorst President
ADDRESS Phone
199 S. Los Robles Ave., #200 Pasadena, CA 91101 Tel: (626) 585-5920